PHILLIPS EDISON & COMPANY

Supplemental Disclosure

Quarter Ended December 31, 2021

Grocery Centered.
Community **Focused.**

Kroger
FOOD & PHARMACY
STOP

Publix
FOOD & PHARMACY

SAFEWAY

Stop&Shop
welcome

SPROUTS
FARMERS MARKET
NATURAL FOODS

Phillips Edison & Company	2

Introductory Notes

SUPPLEMENTAL INFORMATION
Phillips Edison & Company, Inc. (“we,” the “Company,” “our,” “us,” or "PECO") is one of the nation’s largest owners and operators of omni-channel grocery-anchored neighborhood shopping centers. The enclosed information should be read in conjunction with our filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, our Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under Generally Accepted Accounting Principles (“GAAP”).

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
This supplemental disclosure contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release. Such statements include, in particular, statements about the Company’s plans, strategies, and prospects, are based on the current beliefs and expectations of the Company’s management, and are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated. These risks include, without limitation, (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available properties and the attractiveness of properties in the Company’s portfolio to its tenants; (v) the financial stability of tenants, including, without limitation, the ability of tenants to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xi) changes in tax, real estate, environmental, and zoning laws; (xii) information technology security breaches; (xiii) the Company’s corporate responsibility initiatives; (xiv) the loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic; (xvii) our ability to re-lease our properties on the same or better terms, or at all, in the event of non-renewal or in the event we exercise our right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, its ability to do so at attractive prices or at all; (xx) the impact of inflation on us and our tenants; and (xxi) any of the other risks included in the Company’s SEC filings. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods.

Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2021 Annual Report on Form 10-K, to be filed with the SEC on or before February 16, 2022, which is accessible on the SEC’s website at www.sec.gov. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting such forward-looking statements.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES
In addition to GAAP measures, this supplemental disclosure contains and refers to certain non-GAAP measures. We do not consider our non-GAAP measures included in our Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of our financial performance as they may not reflect the operations of our entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of our liquidity, nor as an indication of funds available to cover our cash needs, including our ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, our non-GAAP measures may not be comparable to other REITs. Reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures are included in this supplemental disclosure on pages 16-20 and definitions of our non-GAAP measures are included in our Glossary of Terms on page 60.

Phillips Edison & Company	3

Introductory Notes

PRO RATA FINANCIAL INFORMATION
We may present our consolidated financial information inclusive of our prorated portion owned through unconsolidated joint ventures. The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying our overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent our legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro-rata interest. Accordingly, pro-rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP.

REVERSE STOCK SPLIT
We effected a one-for-three reverse stock split effective on July 2, 2021. In addition, we effected a corresponding reverse split of our Operating Partnership’s OP units. As a result of the reverse stock and OP unit split, every three shares of our common stock and OP units were automatically combined and converted into one issued and outstanding share of common stock or OP unit, as applicable, rounded to the nearest 1/100th share or OP unit. The reverse stock and OP unit splits impacted all classes of common stock and OP units proportionately and had no impact on any stockholder’s or limited partner’s percentage ownership of all issued and outstanding common stock or OP units. Unless otherwise indicated, the information in this supplement gives effect to the reverse stock and OP unit splits.

RECAPITALIZATION
Our stockholders approved an amendment to our charter (the "Articles of Amendment") that effected a change of each share of our common stock outstanding at the time the amendment became effective into one share of a newly created class of Class B common stock (the "Recapitalization"). The Articles of Amendment became effective upon filing with, and acceptance by, the State Department of Assessments and Taxation of Maryland on July 2, 2021.
Our Class B common stock was identical to our common stock except that it was not listed on a national securities exchange. Per the terms of the Recapitalization, on January 18, 2022, each share of our Class B common stock automatically converted into one share of our listed common stock.
Unless otherwise indicated, all information in this supplemental disclosure gives effect to the Recapitalization and references to "shares" and per share metrics refer to our common stock and Class B common stock, collectively.

Phillips Edison & Company	4

FINANCIAL RESULTS
Quarter Ended December 31, 2021

Earnings Release Unaudited
Phillips Edison & Company Reports Fourth Quarter
and Full Year 2021 Results; Provides 2022 Guidance

CINCINNATI - February 10, 2022 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of grocery-anchored omni-channel neighborhood shopping centers, reported net loss attributable to stockholders of $5.2 million, or $0.05 per diluted share, for the three months ended December 31, 2021, and net income attributable to stockholders of $15.1 million, or $0.15 per diluted share, for the full year ended December 31, 2021.

Highlights for the Fourth Quarter Ended December 31, 2021
•Nareit FFO totaled $49.4 million, or $0.39 per diluted share
•Core FFO totaled $60.8 million, or $0.47 per diluted share
•Same-center NOI increased 15.2% versus the three months ended December 31, 2020
•Same-center NOI increased 3.9% versus the comparable same-center NOI for the quarter ended December 31, 2019
•Leased portfolio occupancy increased to a record 96.3%
•Comparable new and renewal rent spreads were 18.3% and 7.8%, respectively
•Acquired five grocery-anchored shopping centers and two outparcels for $219.1 million; subsequent to quarter end, acquired an additional two grocery-anchored shopping centers for $82.9 million
•Net debt to annualized adjusted EBITDAre was 5.6x compared to 7.3x at December 31, 2020
•Completed upsized debut public debt offering of $350 million aggregate principal amount of 2.625% senior notes due in 2031

Highlights for the Full Year Ended December 31, 2021
•Nareit FFO totaled $211.2 million, or $1.81 per diluted share
•Core FFO totaled $255.0 million, or $2.19 per diluted share
•Same-center NOI increased 8.2% versus the full year ended December 31, 2020

Management Commentary
“Our strong results for the fourth quarter capped off a remarkable year for Phillips Edison - both at the corporate level and the property level,” stated Jeff Edison, chairman and chief executive officer of PECO. “During 2021, we completed our $547 million underwritten IPO, our $350 million debut investment grade debt offering, and a new $980 million unsecured credit facility. This activity combined with the strong and growing cash flow generated by our centers positions us to pursue attractive external growth by expanding our portfolio of grocery-anchored shopping centers through acquisitions.”
“At the property level, quarterly foot traffic surpassed both 2019 and 2020 levels, occupancy reached an all time high, and the operating environment remains healthy. We continue to see sustained demand for retail space at our grocery-anchored shopping centers. This demand allows us to drive strong internal growth through attractive new and renewal leasing spreads and executing new leases with contractual annual rent bumps.
“We believe our robust external and internal growth will drive strong long-term growth as we look toward the remainder of 2022 and beyond.”

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Financial Results for the Fourth Quarter and Year Ended December 31, 2021
Net (Loss) Income
Fourth quarter 2021 net loss attributable to stockholders totaled $5.2 million, or $0.05 per diluted share, compared to net loss of $11.2 million, or $0.12 per diluted share, during the fourth quarter of 2020.
For the year ended December 31, 2021, net income attributable to stockholders totaled $15.1 million, or $0.15 per diluted share, compared to $4.8 million, or $0.05 per diluted share, during the year ended December 31, 2020.

Nareit FFO
Fourth quarter 2021 funds from operations attributable to stockholders and operating partnership unit ("OP unit") holders as defined by Nareit (“Nareit FFO”) increased 7.3% to $49.4 million, or $0.39 per diluted share, from $46.0 million, or $0.41 per diluted share, during the fourth quarter of 2020.
For the year ended December 31, 2021, Nareit FFO decreased 4.7% to $211.2 million, or $1.81 per diluted share, from $221.7 million, or $1.99 per diluted share, during the year ended December 31, 2020.
The results were driven by an increase in rental income and an improvement in collections, offset by an increase in the earn-out liability, which resulted in $7.4 million and $30.4 million of non-cash expense for the three months and year ended December 31, 2021, respectively. The earn-out liability was settled in its entirety with the issuance of approximately 1.6 million OP units on January 11, 2022. The per diluted share metrics were impacted by an increase in shares outstanding due to the earn-out shares and PECO’s July 2021 IPO.

Core FFO
Fourth quarter 2021 core funds from operations (“Core FFO”) increased 24.5% to $60.8 million, or $0.47 per diluted share, compared to $48.8 million, or $0.44 per diluted share, during the fourth quarter of 2020.
For the year ended December 31, 2021, Core FFO increased 15.7% to $255.0 million, or $2.19 per diluted share, compared to $220.4 million, or $1.98 per diluted share, during the year ended December 31, 2020.
The results were driven by an increase in rental income, an improvement in collections, and lower interest costs. Core FFO excludes one-time non-cash items like the aforementioned earn-out liability adjustment.

Same-Center NOI
Fourth quarter 2021 same-center net operating income (“NOI”) increased 15.2% to $88.8 million compared to $77.1 million during the fourth quarter of 2020.
For the year ended December 31, 2021, same-center NOI improved 8.2% to $346.8 million compared to $320.4 million during the year ended December 31, 2020.
Results were driven by a strong leasing environment which led to an increase in average base rent per square foot, as well as stronger collections compared to 2020.

Portfolio Overview for the Fourth Quarter and Year Ended December 31, 2021
Portfolio Statistics
As of December 31, 2021, PECO’s wholly-owned portfolio consisted of 268 properties, totaling approximately 30.7 million square feet, located in 31 states. This compared to 283 properties, totaling approximately 31.7 million square feet, located in 31 states as of December 31, 2020.
Leased portfolio occupancy increased to 96.3% at December 31, 2021, compared to 94.7% at December 31, 2020.
Anchor occupancy totaled 98.1% compared to 97.6% at December 31, 2020, and inline occupancy totaled 92.7% compared to 88.9% at December 31, 2020.

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Leasing Activity
During the fourth quarter of 2021, 253 leases (new, renewal, and options) were executed totaling 1.4 million square feet. This compared to 248 leases executed totaling 1.1 million square feet during the fourth quarter of 2020.
Comparable rent spreads during the fourth quarter of 2021, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 18.3% for new leases, 7.8% for renewal leases (excluding options), and 10.4% combined (new and renewal leases only).
During the year ended December 31, 2021, 1,135 leases (new, renewal, and options) were executed totaling approximately 5.6 million square feet. This compared to 861 leases executed totaling approximately 4.7 million square feet during the same year-ago period.
Comparable rent spreads during the year ended December 31, 2021 were 15.7% for new leases, 8.1% for renewal leases (excluding options), and 10.1% combined (new and renewal leases only).

Acquisition & Disposition Activity
During the fourth quarter of 2021, PECO acquired five grocery-anchored shopping centers and two outparcels totaling over 750,000 square feet for $219.1 million. During the same period, four properties and one outparcel were sold for $27.8 million.
During the year ended December 31, 2021, PECO acquired nine properties and five outparcels for a total of $307.6 million. During the same period, 24 properties and four outparcels were sold for $216.1 million.
From January 1, 2022 through February 9, 2022, PECO acquired two properties totaling $82.9 million and disposed of one property totaling $1.4 million.

Balance Sheet Highlights as of December 31, 2021
As of December 31, 2021, PECO had $604.8 million of total liquidity, comprised of $115.5 million of cash, cash equivalents, and restricted cash, plus $489.3 million of borrowing capacity available on its $500.0 million revolving credit facility. PECO has no material debt maturities until 2024.
PECO’s net debt to annualized adjusted EBITDAre was 5.6x, compared to 7.3x at December 31, 2020.
PECO’s outstanding debt had a weighted-average interest rate of 3.3% and a weighted-average maturity of 5.2 years, and 98.7% of its total debt was fixed-rate debt.
During the fourth quarter of 2021, PECO completed its debut public debt offering of $350 million aggregate principal amount of 2.625% Senior Notes due 2031. The notes were priced at 98.692% of the principal amount and will mature on November 15, 2031.
On February 9, 2022, PECO’s Board of Directors (the “Board”) authorized a new $250 million “at-the-market” (“ATM”) stock offering program. The establishment of the ATM is expected to improve PECO’s access to the equity capital markets. PECO has no immediate plans to utilize the ATM program and will patiently evaluate market conditions before considering using the ATM.

Monthly Stockholder Distributions
For the three months ended December 31, 2021, total distributions of $34.7 million were paid to common stockholders, Class B stockholders and OP unit holders.
Monthly distributions paid in October 2021 were $0.085 per share. Monthly distributions paid in November 2021, December 2021, January 2022, and February 2022 were each $0.09 per share. PECO has paid, and plans to continue to pay, distributions monthly.
Subsequent to the quarter end, the Board authorized monthly distributions of $0.09 per share payable in March 2022, April 2022, and May 2022 to stockholders of record at the close of business on February 15, 2022, March 15, 2022, and April 15, 2022, respectively.

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2022 Guidance

The following guidance is based upon PECO’s current view of existing market conditions and assumptions for the year ending December 31, 2022. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under "Forward-Looking Statements" below.

Full Year 2022 Guidance
Net income per share	$0.29 - $0.35
Nareit FFO per share	$2.05 - $2.12
Core FFO per share	$2.16 - $2.24
Same-Center NOI growth	3.0% - 4.0%
Full Year 2022 Guidance
Acquisitions (net of dispositions)	$300 - $400 million
The following table provides a reconciliation of the range of the Company's 2022 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited)	Low End	High End
Net income	$0.29	$0.35
Depreciation and amortization of real estate assets	1.73	1.74
Adjustments related to unconsolidated joint ventures	0.03	0.03
Nareit FFO	$2.05	$2.12
Depreciation and amortization of corporate assets	0.02	0.02
Change in fair value of earn-out liability	0.01	0.01
Loss on extinguishment of debt, net	0.03	0.03
Transaction costs and other	0.07	0.08
Amortization of joint venture basis differences	(0.02)	(0.02)
Core FFO	$2.16	$2.24

Results Presentation Details
PECO plans to host a conference call and webcast on Friday, February 11, 2022 at 12:00 p.m. Eastern Time to discuss these results. Chairman and Chief Executive Officer Jeff Edison, President Devin Murphy, and Chief Financial Officer John Caulfield will host the presentation.
Date: Friday, February 11, 2022
Time: 12:00 p.m. Eastern Time
Toll-Free Dial-In Number: (844) 961-1115
International Dial-In Number: (929) 517-0921
Conference ID: 5899755
Webcast link: https://edge.media-server.com/mmc/p/9ak4ksyc

A webcast replay will be available approximately one hour after the conclusion of the presentation using the Webcast link above.
For more information on the Company’s financial results, please refer to the Company’s 2021 Annual Report on Form 10-K, to be filed with the SEC on or before February 16, 2022, which is accessible on the SEC’s website at www.sec.gov.

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Same-Center Net Operating Income Reconciliation—Below is a reconciliation of Net (Loss) Income to NOI and Same-Center NOI (in thousands):

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	2019	2021	2020
Net (loss) income	$(5,836)	$(12,754)	$4,861	$17,233	$5,462
Adjusted to exclude:
Fees and management income	(3,240)	(2,314)	(2,602)	(10,335)	(9,820)
Straight-line rental income(1)	(2,536)	(192)	(1,974)	(9,404)	(3,356)
Net amortization of above- and below-market leases	(948)	(779)	(919)	(3,581)	(3,173)
Lease buyout income	(347)	(265)	(78)	(3,485)	(1,237)
General and administrative expenses	15,915	11,242	10,238	48,820	41,383
Depreciation and amortization	55,604	55,987	57,850	221,433	224,679
Impairment of real estate assets	—	2,423	12,767	6,754	2,423
Interest expense, net	18,606	19,986	27,023	76,371	85,303
Loss (gain) on disposal of property, net	1,257	2,122	(17,267)	(30,421)	(6,494)
Other expense (income), net	8,766	320	(800)	34,361	(9,245)
Property operating expenses related to fees and management income	1,244	3,512	1,093	4,855	6,098
NOI for real estate investments	88,485	79,288	90,192	352,601	332,023
Less: Non-same-center NOI(2)	340	(2,203)	(5,716)	(5,833)	(11,646)
Total Same-Center NOI	$88,825	$77,085	$84,476	$346,768	$320,377
Less: Centers not included in 2019 Same-Center(3)	(1,763)		(688)
Total Same-Center NOI - adjusted for 2019(3)	$87,062		$83,788
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.
(3)When comparing Same-Center NOI for the three months ended December 31, 2021 and 2019, Same-Center NOI represents the NOI for the properties that were wholly-owned and operational for the entire portion of both comparable reporting periods. Same-Center NOI when comparing the three months ended December 31, 2021 and 2019 excludes the change in NOI from properties acquired or disposed of after September 30, 2019.

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Overview of Results Unaudited, in thousands (excluding per share and per square foot amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

SUMMARY FINANCIAL RESULTS
Total revenues (page 14)	$137,061	$120,759	$532,846	$498,017
Net (loss) income attributable to stockholders (page 14)	(5,209)	(11,193)	15,121	4,772
Net (loss) income per share - basic and diluted (page 14)	$(0.05)	$(0.12)	$0.15	$0.05
Same-Center NOI (page 20)	88,825	77,085	346,768	320,377
Adjusted EBITDAre (page 18)	78,725	69,369	329,419	308,000
Nareit FFO (page 16)	49,402	46,033	211,202	221,681
Nareit FFO per share - diluted (page 16)	$0.39	$0.41	$1.81	$1.99
Core FFO (page 16)	60,765	48,804	254,954	220,407
Core FFO per share - diluted (page 16)	$0.47	$0.44	$2.19	$1.98

SUMMARY OF FINANCIAL AND OPERATING RATIOS
Same-Center NOI margin (page 20)	72.1%	69.7%	72.0%	70.7%
Same-Center NOI change (page 20)(1)	15.2%	(9.6)%	8.2%	(4.1)%

LEASING RESULTS
Comparable rent spreads - new leases (page 41)(2)	18.3%	6.3%	15.7%	8.2%
Comparable rent spreads - renewals (page 41)(2)	7.8%	5.2%	8.1%	6.7%
Portfolio retention rate	85.8%	90.6%	87.8%	85.2%

			As of December 31,
			2021	2020

OUTSTANDING STOCK AND PARTNERSHIP UNITS
Common stock outstanding			19,550	—
Class B common stock outstanding			93,665	93,279
Operating Partnership (OP) units outstanding			13,389	13,283

SUMMARY PORTFOLIO STATISTICS(2)
Number of properties			268	283
GLA - all properties (page 43)			30,691	31,709
Leased occupancy (page 37)			96.3%	94.7%
Economic occupancy (page 37)			95.3%	94.2%
Leased ABR PSF (page 37)			$13.71	$12.88
Leased Anchor ABR PSF (page 37)			$9.70	$9.27
Leased Inline ABR PSF (page 37)			$21.95	$20.59
(1)Reflects Same-Center NOI change as initially reported for the specified period.
(2)Statistics represent our wholly-owned properties.

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FINANCIAL SUMMARY
Quarter Ended December 31, 2021

Consolidated Balance Sheets Condensed and Unaudited, in thousands (excluding per share amounts)

	December 31,
	2021	2020

ASSETS
Investment in real estate:
Land and improvements	$1,586,993	$1,549,362
Building and improvements	3,355,433	3,237,986
In-place lease assets	452,504	441,683
Above-market lease assets	68,736	66,106
Total investment in real estate assets	5,463,666	5,295,137
Accumulated depreciation and amortization	(1,110,426)	(941,413)
Net investment in real estate assets	4,353,240	4,353,724
Investment in unconsolidated joint ventures	31,326	37,366
Total investment in real estate assets, net	4,384,566	4,391,090
Cash and cash equivalents	92,585	104,296
Restricted cash	22,944	27,641
Goodwill	29,066	29,066
Other assets, net	138,050	126,470
Real estate investments and other assets held for sale	1,557	—
Total assets	$4,668,768	$4,678,563

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$1,891,722	$2,292,605
Below-market lease liabilities, net	107,526	101,746
Earn-out liability	52,436	22,000
Derivative liabilities	24,096	54,759
Deferred income	19,145	14,581
Accounts payable and other liabilities	97,229	176,943
Liabilities of real estate investments held for sale	288	—
Total liabilities	2,192,442	2,662,634
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized	—	—
Common stock, $0.01 par value per share, 650,000 shares authorized	196	—
Class B common stock, $0.01 par value per share, 350,000 shares authorized	936	2,798
Additional paid-in capital	3,264,038	2,739,358
Accumulated other comprehensive loss	(24,819)	(52,306)
Accumulated deficit	(1,090,837)	(999,491)
Total stockholders’ equity	2,149,514	1,690,359
Noncontrolling interests	326,812	325,570
Total equity	2,476,326	2,015,929
Total liabilities and equity	$4,668,768	$4,678,563

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Consolidated Statements of Operations Condensed and Unaudited, in thousands (excluding per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

REVENUES
Rental income	$132,711	$118,065	$519,495	$485,483
Fees and management income	3,240	2,314	10,335	9,820
Other property income	1,110	380	3,016	2,714
Total revenues	137,061	120,759	532,846	498,017

OPERATING EXPENSES
Property operating	27,130	25,264	92,914	87,490
Real estate taxes	15,619	16,169	65,381	67,016
General and administrative	15,915	11,242	48,820	41,383
Depreciation and amortization	55,604	55,987	221,433	224,679
Impairment of real estate assets	—	2,423	6,754	2,423
Total operating expenses	114,268	111,085	435,302	422,991

OTHER
Interest expense, net	(18,606)	(19,986)	(76,371)	(85,303)
(Loss) gain on disposal of property, net	(1,257)	(2,122)	30,421	6,494
Other (expense) income, net	(8,766)	(320)	(34,361)	9,245
Net (loss) income	(5,836)	(12,754)	17,233	5,462
Net loss (income) attributable to noncontrolling interests	627	1,561	(2,112)	(690)
Net (loss) income attributable to stockholders	$(5,209)	$(11,193)	$15,121	$4,772

EARNINGS PER SHARE OF COMMON STOCK
Net (loss) income per share attributable to stockholders - basic and diluted	$(0.05)	$(0.12)	$0.15	$0.05

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Consolidated Statements of Operations Condensed and Unaudited, in thousands (excluding per share amounts)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020

REVENUES
Rental income	$132,711	$128,826	$130,335	$127,623	$118,065
Fees and management income	3,240	2,435	2,374	2,286	2,314
Other property income	1,110	1,073	361	472	380
Total revenues	137,061	132,334	133,070	130,381	120,759

OPERATING EXPENSES
Property operating	27,130	21,608	21,974	22,202	25,264
Real estate taxes	15,619	16,375	16,814	16,573	16,169
General and administrative	15,915	11,627	11,937	9,341	11,242
Depreciation and amortization	55,604	53,901	56,587	55,341	55,987
Impairment of real estate assets	—	698	1,056	5,000	2,423
Total operating expenses	114,268	104,209	108,368	108,457	111,085

OTHER
Interest expense, net	(18,606)	(18,570)	(19,132)	(20,063)	(19,986)
(Loss) gain on disposal of property, net	(1,257)	14,093	3,744	13,841	(2,122)
Other expense, net	(8,766)	(7,086)	(2,924)	(15,585)	(320)
Net (loss) income	(5,836)	16,562	6,390	117	(12,754)
Net loss (income) attributable to noncontrolling interests	627	(1,929)	(796)	(14)	1,561
Net (loss) income attributable to stockholders	$(5,209)	$14,633	$5,594	$103	$(11,193)

EARNINGS PER SHARE OF COMMON STOCK
Net (loss) income per share attributable to stockholders - basic and diluted	$(0.05)	$0.13	$0.06	$0.00	$(0.12)

Phillips Edison & Company	15

Nareit FFO, Core FFO, and Adjusted FFO Unaudited, in thousands (excluding per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS
Net (loss) income	$(5,836)	$(12,754)	$17,233	$5,462
Adjustments:
Depreciation and amortization of real estate assets	54,585	54,450	217,564	218,738
Impairment of real estate assets	—	2,423	6,754	2,423
Loss (gain) on disposal of property, net	1,257	2,122	(30,421)	(6,494)
Adjustments related to unconsolidated joint ventures	(604)	(208)	72	1,552
Nareit FFO attributable to stockholders and OP unit holders	$49,402	$46,033	$211,202	$221,681

CORE FFO
Nareit FFO attributable to stockholders and OP unit holders	$49,402	$46,033	$211,202	$221,681
Adjustments:
Depreciation and amortization of corporate assets	1,019	1,537	3,869	5,941
Change in fair value of earn-out liability	7,436	—	30,436	(10,000)
Transaction and acquisition expenses	2,513	328	5,363	539
Loss (gain) on extinguishment or modification of debt and other, net	808	(69)	3,592	4
Amortization of unconsolidated joint venture basis differences	262	616	1,167	1,883
Realized performance income	(675)	—	(675)	—
Other impairment charges	—	359	—	359
Core FFO	$60,765	$48,804	$254,954	$220,407

ADJUSTED FFO
Core FFO	$60,765	$48,804	$254,954	$220,407
Adjustments:
Straight-line and non-cash adjustments	(1,944)	552	(6,748)	920
Capital expenditures and leasing commissions(1)	(21,162)	(17,505)	(52,009)	(37,885)
Non-cash share-based compensation expense	5,826	799	13,530	4,673
Adjustments related to unconsolidated joint ventures	(236)	(201)	(783)	(502)
Adjusted FFO	$43,249	$32,449	$208,944	$187,613

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS AND CORE FFO PER DILUTED SHARE(2)
Weighted-average shares of common stock outstanding - diluted	128,139	111,137	116,672	111,156
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.39	$0.41	$1.81	$1.99
Core FFO per share - diluted	$0.47	$0.44	$2.19	$1.98
(1)Excludes development and redevelopment projects.
(2)Restricted stock awards were dilutive to Nareit FFO attributable to stockholders and OP unit holders per share and Core FFO per share for the years ended December 31, 2021 and 2020, and, accordingly, their impact was included in the weighted-average shares of common stock used in their respective per share calculations. For the three months ended December 31, 2021 and 2020, restricted stock units had an anti-dilutive effect upon the calculation of earnings per share and thus were excluded.

Phillips Edison & Company	16

Nareit FFO, Core FFO, and Adjusted FFO Unaudited, in thousands (excluding per share amounts)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS
Net (loss) income	$(5,836)	$16,562	$6,390	$117	$(12,754)
Adjustments:
Depreciation and amortization of real estate assets	54,585	52,984	55,654	54,341	54,450
Impairment of real estate assets	—	698	1,056	5,000	2,423
Loss (gain) on disposal of property, net	1,257	(14,093)	(3,744)	(13,841)	2,122
Adjustments related to unconsolidated joint ventures	(604)	776	537	(637)	(208)
Nareit FFO attributable to stockholders and OP unit holders	$49,402	$56,927	$59,893	$44,980	$46,033

CORE FFO
Nareit FFO attributable to stockholders and OP unit holders	$49,402	$56,927	$59,893	$44,980	$46,033
Adjustments:
Depreciation and amortization of corporate assets	1,019	917	933	1,000	1,537
Change in fair value of earn-out liability	7,436	5,000	2,000	16,000	—
Transaction and acquisition expenses	2,513	1,775	934	141	328
Loss (gain) on extinguishment or modification of debt and other, net	808	1,674	419	691	(69)
Amortization of unconsolidated joint venture basis differences	262	80	79	746	616
Realized performance income	(675)	—	—	—	—
Other impairment charges	—	—	—	—	359
Core FFO	$60,765	$66,373	$64,258	$63,558	$48,804

ADJUSTED FFO
Core FFO	$60,765	$66,373	$64,258	$63,558	$48,804
Adjustments:
Straight-line and non-cash adjustments	(1,944)	(1,866)	(2,256)	(682)	552
Capital expenditures and leasing commissions (1)	(21,162)	(12,639)	(10,894)	(7,314)	(17,505)
Non-cash share-based compensation expense	5,826	2,455	3,736	1,513	799
Adjustments related to unconsolidated joint ventures	(236)	(183)	(168)	(196)	(201)
Adjusted FFO	$43,249	$54,140	$54,676	$56,879	$32,449

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS AND CORE FFO PER DILUTED SHARE(2)
Weighted-average shares of common stock outstanding - diluted	128,139	122,573	107,175	106,995	111,137
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.39	$0.46	$0.56	$0.42	$0.41
Core FFO per share - diluted	$0.47	$0.54	$0.60	$0.59	$0.44
(1)Excludes development and redevelopment projects.
(2)Restricted stock awards were dilutive to Nareit FFO attributable to stockholders and OP unit holders per share and Core FFO per share, which may result in a different number of shares in periods of net loss for GAAP as their impact would be anti-dilutive.

Phillips Edison & Company	17

EBITDAre Metrics Unaudited, in thousands

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

CALCULATION OF EBITDAre
Net (loss) income	$(5,836)	$(12,754)	$17,233	$5,462
Adjustments:
Depreciation and amortization	55,604	55,987	221,433	224,679
Interest expense, net	18,606	19,986	76,371	85,303
Loss (gain) on disposal of property, net	1,257	2,122	(30,421)	(6,494)
Impairment of real estate assets	—	2,423	6,754	2,423
Federal, state, and local tax (income) expense	(169)	109	327	491
Adjustments related to unconsolidated joint ventures	(273)	193	1,431	3,355
EBITDAre	$69,189	$68,066	$293,128	$315,219

CALCULATION OF ADJUSTED EBITDAre
EBITDAre	$69,189	$68,066	$293,128	$315,219
Adjustments:
Change in fair value of earn-out liability	7,436	—	30,436	(10,000)
Transaction and acquisition expenses	2,513	328	5,363	539
Amortization of unconsolidated joint venture basis differences	262	616	1,167	1,883
Realized performance income	(675)	—	(675)	—
Other impairment charges	—	359	—	359
Adjusted EBITDAre	$78,725	$69,369	$329,419	$308,000

Phillips Edison & Company	18

EBITDAre Metrics Unaudited, in thousands

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020

CALCULATION OF EBITDAre
Net (loss) income	$(5,836)	$16,562	$6,390	$117	$(12,754)
Adjustments:
Depreciation and amortization	55,604	53,901	56,587	55,341	55,987
Interest expense, net	18,606	18,570	19,132	20,063	19,986
Loss (gain) on disposal of property, net	1,257	(14,093)	(3,744)	(13,841)	2,122
Impairment of real estate assets	—	698	1,056	5,000	2,423
Federal, state, and local tax (income) expense	(169)	165	165	166	109
Adjustments related to unconsolidated joint ventures	(273)	1,107	(535)	1,132	193
EBITDAre	$69,189	$76,910	$79,051	$67,978	$68,066

CALCULATION OF ADJUSTED EBITDAre
EBITDAre	$69,189	$76,910	$79,051	$67,978	$68,066
Adjustments:
Change in fair value of earn-out liability	7,436	5,000	2,000	16,000	—
Transaction and acquisition expenses	2,513	1,775	934	141	328
Amortization of unconsolidated joint venture basis differences	262	80	79	746	616
Realized performance income	(675)	—	—	—	—
Other impairment charges	—	—	—	—	359
Adjusted EBITDAre	$78,725	$83,765	$82,064	$84,865	$69,369

Phillips Edison & Company	19

Same-Center Net Operating Income Unaudited, in thousands

	Three Months Ended December 31,		Favorable (Unfavorable) %	Year Ended December 31,		Favorable (Unfavorable) %
	2021	2020		2021	2020
SAME-CENTER NOI(1)
Revenues:
Rental income(2)	$91,825	$88,679		$361,297	$356,096
Tenant recovery income	29,683	30,146		115,989	120,475
Reserves for uncollectibility(3)	590	(8,616)		1,876	(26,243)
Other property income	1,034	355		2,761	2,570
Total revenues	123,132	110,564	11.4%	481,923	452,898	6.4%
Operating expenses:
Property operating expenses	19,386	18,159		72,226	68,101
Real estate taxes	14,921	15,320		62,929	64,420
Total operating expenses	34,307	33,479	(2.5)%	135,155	132,521	(2.0)%
Total Same-Center NOI	$88,825	$77,085	15.2%	$346,768	$320,377	8.2%

Same-Center NOI margin	72.1%	69.7%		72.0%	70.7%

(1)Same-center NOI represents the NOI for the 256 properties that were wholly-owned and operational for the entire portion of both comparable reporting periods.
(2)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(3)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or we deem it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
SAME-CENTER NOI RECONCILIATION TO NET (LOSS) INCOME
Net (loss) income	$(5,836)	$(12,754)	$17,233	$5,462
Adjusted to exclude:
Fees and management income	(3,240)	(2,314)	(10,335)	(9,820)
Straight-line rental income(1)	(2,536)	(192)	(9,404)	(3,356)
Net amortization of above- and below-market leases	(948)	(779)	(3,581)	(3,173)
Lease buyout income	(347)	(265)	(3,485)	(1,237)
General and administrative expenses	15,915	11,242	48,820	41,383
Depreciation and amortization	55,604	55,987	221,433	224,679
Impairment of real estate assets	—	2,423	6,754	2,423
Interest expense, net	18,606	19,986	76,371	85,303
Loss (gain) on disposal of property, net	1,257	2,122	(30,421)	(6,494)
Other expense (income), net	8,766	320	34,361	(9,245)
Property operating expenses related to fees and management income	1,244	3,512	4,855	6,098
NOI for real estate investments	88,485	79,288	352,601	332,023
Less: Non-same-center NOI(2)	340	(2,203)	(5,833)	(11,646)
Total Same-Center NOI	$88,825	$77,085	$346,768	$320,377
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.

Phillips Edison & Company	20

Joint Venture Portfolio and Financial Summary Unaudited, dollars and square feet in thousands

JOINT VENTURE PORTFOLIO SUMMARY

		As of December 31, 2021
Joint Venture	Investment Partner	Ownership Percentage	Number of Shopping Centers	ABR	GLA
Grocery Retail Partners I LLC ("GRP I")	The Northwestern Mutual Life Insurance Company	14%	20	$29,516	2,211
Necessity Retail Partners ("NRP")	TPG Real Estate affiliate	20%	1	2,268	116

JOINT VENTURE FINANCIAL SUMMARY

	As of December 31, 2021
	GRP I		NRP
Total assets	$390,379		$26,450
Gross debt	174,026		15,315
Pro rata share of debt		24,358		3,063

	Three Months Ended December 31, 2021		Year Ended December 31, 2021
	GRP I	NRP	GRP I	NRP
Pro rata share of Nareit FFO(1)	$670	$(65)	$2,596	$337
Pro rata share of Same-Center NOI(1)	1,012	114	3,879	397
Pro rata share of NOI(1)	1,011	140	3,880	802
(1)PECO's shares of our unconsolidated joint ventures' Nareit FFO, Same-Center NOI, and NOI results are all calculated based upon the respective ownership percentages presented in Joint Venture Portfolio Summary table above.

Phillips Edison & Company	21

Supplemental Balance Sheets Detail Unaudited, in thousands

	As of December 31,
	2021	2020

OTHER ASSETS, NET
Deferred leasing commissions and costs	$44,968	$41,664
Deferred financing expenses(1)	4,898	13,971
Office equipment, right-of-use assets, and other	24,823	21,578
Corporate intangible assets	6,706	6,804
Total depreciable and amortizable assets	81,395	84,017
Accumulated depreciation and amortization	(41,236)	(45,975)
Net depreciable and amortizable assets	40,159	38,042
Accounts receivable, net(2)	36,762	46,893
Accounts receivable - affiliates	711	543
Deferred rent receivable, net(3)	40,212	32,298
Prepaid expenses and other	11,655	8,694
Investment in third parties	3,000	—
Investment in marketable securities	5,551	—
Total other assets, net(4)	$138,050	$126,470

ACCOUNTS PAYABLE AND OTHER LIABILITIES
Share repurchase accrual	$—	$77,642
Accounts payable trade and other accruals	30,434	26,618
Accrued real estate taxes	22,833	29,745
Security deposits	12,667	11,615
Distribution accrual	1,548	9,845
Accrued compensation	16,331	10,579
Accrued interest	6,969	6,274
Capital expenditure accrual	6,443	4,393
Accrued income taxes and deferred tax liabilities, net	4	232
Total accounts payable and other liabilities(4)	$97,229	$176,943
(1)Deferred financing expenses per the above table are related to our revolving line of credit, and as such we have elected to classify them as an asset rather than as a contra-liability.
(2)Net of $3.5 million and $8.9 million of general reserves for uncollectible amounts as of December 31, 2021 and 2020, respectively. Receivables that were removed for Neighbors considered to be non-creditworthy were $9.2 million and $22.8 million as of December 31, 2021 and 2020, respectively.
(3)Net of $4.7 million and $4.4 million of receivables removed as of December 31, 2021 and 2020, respectively, related to straight-line rent for Neighbors previously or currently considered to be non-creditworthy.
(4)Excluding amounts related to assets and liabilities held for sale as of December 31, 2021.

Phillips Edison & Company	22

Supplemental Statements of Operations Detail Unaudited, in thousands

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

REVENUES
Rental income(1)	$96,713	$94,140	$379,073	$377,978
Recovery income(1)	31,726	31,705	122,671	127,717
Straight-line rent amortization	2,378	155	9,005	3,258
Amortization of lease assets	937	771	3,539	3,138
Lease buyout income	347	265	3,485	1,237
Adjustments for collectibility(2)(3)	610	(8,971)	1,722	(27,845)
Fees and management income	3,240	2,314	10,335	9,820
Other property income	1,110	380	3,016	2,714
Total revenues	$137,061	$120,759	$532,846	$498,017
(1)Includes income related to lease payments before assessing for collectibility.
(2)Includes revenue adjustments for non-creditworthy tenants.
(3)Contains general reserves but excludes reserves for straight-line rent amortization; includes recovery of previous revenue reserved.

INTEREST EXPENSE, NET
Interest on revolving credit facility, net	$198	$213	$870	$1,668
Interest on unsecured term loans and senior notes, net	9,988	11,187	40,107	46,798
Interest on secured debt	5,969	7,028	25,044	29,001
Loss (gain) on extinguishment or modification of debt and other, net	808	(69)	3,592	4
Non-cash amortization and other(1)	1,643	1,627	6,758	7,832
Total interest expense, net	$18,606	$19,986	$76,371	$85,303
(1)Amortization of debt-related items includes items such as deferred financing expenses, assumed market debt, and derivative adjustments, net.

OTHER (EXPENSE) INCOME, NET
Change in fair value of earn-out liability	$(7,436)	$—	$(30,436)	$10,000
Equity in net income (loss) of unconsolidated joint ventures	948	475	1,695	(31)
Transaction and acquisitions expenses	(2,513)	(328)	(5,363)	(539)
Federal, state, and local tax income (expense)	169	(109)	(327)	(491)
Other	66	(358)	70	306
Total other (expense) income, net	$(8,766)	$(320)	$(34,361)	$9,245

Phillips Edison & Company	23

Capital Expenditures Unaudited, in thousands

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

CAPITAL EXPENDITURES FOR REAL ESTATE(1)
Capital improvements	$9,962	$7,863	$15,862	$13,443
Tenant improvements	7,135	5,516	23,485	14,304
Redevelopment and development	7,267	7,002	31,579	30,521
Total capital expenditures for real estate	$24,364	$20,381	$70,926	$58,268
Corporate asset capital expenditures	765	2,407	2,194	3,972
Capitalized indirect costs(2)	591	405	1,915	1,725
Total capital spending activity	$25,720	$23,193	$75,035	$63,965

Cash paid for leasing commissions	$2,948	$2,126	$11,302	$5,930
(1)Includes landlord work.
(2)Amount includes internal salaries and related benefits of personnel who work directly on capital projects as well as capitalized interest expense.

Phillips Edison & Company	24

Active Capital Projects Unaudited, dollars in thousands

Project	Location	Description	Target Stabilization Quarter(1)	Incurred to Date	Future Spend	Total Estimated Costs	Estimated Project Yield

GROUND UP DEVELOPMENT
Plaza 23	Pompton Plains, NJ	Construction of a 3K SF single tenant outparcel 100% leased with Popeyes.	Q4 2021	$1,315	$544	$1,860
Alameda Crossing	Avondale, AZ	Construction of a 5K SF multi-tenant outparcel 100% leased with Bosa Donuts, Desert Sage Salon and Nuspine Chiropractic.	Q4 2021	1,754	136	1,890
Shaw's Plaza Raynham	Raynham, MA	Outparcel Ground Lease 100% leased with Popeyes.	Q1 2022	726	48	774
Market Walk	Savannah, GA	Construction of a 5K SF multi-tenant outparcel 76% leased with Hideaway Bar & Grill and L & L Hawaiian BBQ.	Q2 2022	1,393	219	1,612
Plaza 23	Pompton Plains, NJ	Construction of a 6K SF multi-tenant outparcel 100% leased with Tropical Smoothie Cafe, Optimum and Just Salads.	Q2 2022	2,789	287	3,077
Murphy Marketplace	Murphy, TX	Construction of a 9K SF multi-tenant outparcel 68% leased with Sweetwaters Coffee & Tea, Cinnaholic and America's Best Contacts and Eyeglasses.	Q3 2022	2,146	515	2,661
New Prague Commons	New Prague, MN	Construction of a 5K SF inline expansion.	Q3 2022	1,028	265	1,292
Point Loomis	Milwaukee, WI	Construction of a 7K SF multi-tenant outparcel 100% leased with Spectrum, Tropical Smoothie Cafe and Dunkin Donuts.	Q3 2022	1,194	1,305	2,500
Hilander Village	Roscoe, IL	Construction of a 2K SF single tenant outparcel 100% leased with Starbucks.	Q3 2022	501	1,037	1,538
Shoregate Town Center	Willowick, OH	Construction of a 12K SF multi-tenant outparcel 39% leased with Starbucks and Chipotle.	Q3 2022	2,875	1,178	4,053
Riverlakes Village	Bakersfield, CA	Construction of a 2K SF single tenant outparcel 100% leased with Starbucks.	Q3 2022	242	1,411	1,652

Total				$15,963	$6,945	$22,909	8%-10%

Phillips Edison & Company	25

Active Capital Projects Unaudited, dollars in thousands

Project	Location	Description	Target Stabilization Quarter(1)	Incurred to Date	Future Spend	Total Estimated Costs	Estimated Project Yield
REDEVELOPMENT
College Plaza	Normal, IL	Remerchandise former Fresh Market with Sierra Trading.	Q2 2022	$292	$1,877	$2,169
Harbour Village	Jacksonville, FL	Remerchandise former Steinmart with Crunch Fitness.	Q2 2022	461	1,099	1,560
Alameda Crossing	Avondale, AZ	Purchase and repositioning of single tenant outparcel into multi-tenant. 82% leased with Pacific Dental and Rosie's Taco Shop	Q2 2022	2,414	479	2,892
Sudbury Crossing	Sudbury, MA	Remerchandise former Rite Aid with Goddard School.	Q2 2022	645	3,223	3,868
South Oaks Plaza	St. Louis, MO	Remerchandise former Shop N Save with Kloss Furniture.	Q2 2022	240	1,887	2,127
Hamilton Village	Chattanooga, TN	Remerchandise former Steinmart box and additional GLA with Gabe's.	Q3 2022	648	405	1,053
Rockledge Square	Rockledge, FL	Demolish and rebuild Publix.	Q4 2022	890	4,828	5,718
Loganville Town Center	Loganville, GA	Purchase and repositioning of single tenant outparcel into multi-tenant.	Q2 2023	1,740	1,356	3,096

Total				$7,330	$15,154	$22,483	9%-15%
All Projects Total				$23,293	$22,099	$45,392	10%-12%
(1)The timing of our projects and the targeted stabilization quarter may be impacted by factors outside of our control, including government restrictions and/or social distancing requirements of construction projects due to the COVID-19 pandemic.

Phillips Edison & Company	26

Capitalization and Debt Ratios Unaudited, in thousands (excluding per share amounts and leverage ratios)

	December 31,
	2021	2020

EQUITY CAPITALIZATION
Common stock outstanding	19,550	—
Class B common stock outstanding	93,665	93,279
OP units outstanding(1)	13,389	13,283
Total shares and units outstanding	126,604	106,562
Share price(2)	$33.04	$26.25
Total equity market capitalization	$4,182,996	$2,797,234

DEBT
Debt obligations, net	$1,891,722	$2,292,605
Add: Discount on notes payable	7,680	—
Add: Market debt adjustments, net	1,530	1,543
Add: Deferred financing expenses, net	13,150	13,538
Total debt - gross	1,914,082	2,307,686
Less: Cash and cash equivalents	92,585	104,296
Total net debt - consolidated	1,821,497	2,203,390
Add: Prorated share from unconsolidated joint ventures	26,898	37,278
Total net debt	$1,848,395	$2,240,668

ENTERPRISE VALUE
Total net debt	$1,848,395	$2,240,668
Total equity market capitalization	4,182,996	2,797,234
Total enterprise value	$6,031,391	$5,037,902

FINANCIAL LEVERAGE RATIOS
Net debt to Adjusted EBITDAre - annualized:
Net debt	$1,848,395	$2,240,668
Adjusted EBITDAre - annualized(3)	329,419	308,000
Net debt to Adjusted EBITDAre - annualized	5.6x	7.3x

Net debt to total enterprise value:
Net debt	$1,848,395	$2,240,668
Total enterprise value	6,031,391	5,037,902
Net debt to total enterprise value	30.6%	44.5%
(1)Excludes 1.6 million OP units issued on January 11, 2022 to settle the earn-out liability.
(2)Prior to the underwritten IPO, we engaged an independent third-party valuation advisory consulting firm to provide the estimated value per share ("EVPS") of our common stock. We used our closing market price per share of common stock as of December 31, 2021 and the EVPS as of December 31, 2020 in order to calculate our total equity capitalization.
(3)Adjusted EBITDAre is based on a trailing twelve month period.

Phillips Edison & Company	27

Summary of Outstanding Debt Unaudited, dollars in thousands

	Outstanding Balance	Contractual Interest Rate	Maturity Date	Percent of Total Indebtedness

SECURED DEBT
Individual property mortgages	$213,316	3.5% - 6.4%	2022 - 2031	11%
Secured pool due 2030 (16 assets)	200,000	3.4%	2030	10%
Secured pool due 2027 (15 assets)	195,000	3.5%	2027	10%
Total secured debt	$608,316			32%

UNSECURED DEBT
Revolving credit facility	$—	LIBOR + 1.1%	2026	—%
Term loan due 2024	100,000	LIBOR + 1.3%	2024	5%
Term loan due 2024	200,000	LIBOR + 1.3%	2024	10%
Term loan due 2024	175,000	LIBOR + 1.3%	2024	9%
Term loan due 2025	240,000	LIBOR + 1.2%	2025	13%
Term loan due 2026	240,000	LIBOR + 1.2%	2026	13%
Senior unsecured note due 2031	350,000	2.6%	2031	18%
Total unsecured debt	$1,305,000			68%

Finance leases, net	766

Total debt obligations	$1,914,082

Assumed market debt adjustments, net	$(1,530)
Bonds payable - (discount)/premium	(7,680)
Deferred financing expenses, net	(13,150)
Debt obligations, net	$1,891,722

	Notional Amount	Fixed LIBOR

INTEREST RATE SWAPS
Interest rate swap expiring April 2022	$175,000	2.0%
Interest rate swap expiring September 2023	255,000	1.3%
Interest rate swap expiring September 2024	200,000	2.2%
Interest rate swap expiring October 2024	175,000	2.2%
Interest rate swap expiring November 2025	125,000	2.9%
Total notional amount	$930,000

Phillips Edison & Company	28

Debt Overview and Schedule of Maturities Unaudited, dollars in thousands

	Secured Debt			Unsecured Debt
Maturity Year	Scheduled Mortgage Principal Payments	Mortgage Loans	Secured Portfolio Loans	Unsecured Term Loans	Senior Unsecured Notes	Revolving Line of Credit	Total Consolidated Debt	Pro Rata Share of JV Debt	Total Debt	Weighted-Average Interest Rate(1)
2022	6,223	54,520	—	—	—	—	60,743	—	60,743	4.8%
2023	4,239	62,420	—	—	—	—	66,659	3,063	69,722	4.5%
2024	2,997	25,130	—	475,000	—	—	503,127	—	503,127	3.0%
2025	1,958	25,910	—	240,000	—	—	267,868	—	267,868	3.5%
2026	1,908	—	—	240,000	—	—	241,908	24,358	266,266	3.6%
2027	1,905	3,690	195,000	—	—	—	200,595	—	200,595	3.6%
2028	767	16,600	—	—	—	—	17,367	—	17,367	4.8%
2029	805	—	—	—	—	—	805	—	805	—%
2030	844	—	200,000	—	—	—	200,844	—	200,844	3.4%
2031	560	2,840	—	—	350,000	—	353,400	—	353,400	2.7%
Net debt market adjustments / discounts / issuance costs	—	—	—	—	—	—	(22,360)	(1,115)	(23,475)	N/A
Finance leases	—	—	—	—	—	—	766	—	766	N/A
Total(2)	$22,206	$191,110	$395,000	$955,000	$350,000	$—	$1,891,722	$26,306	$1,918,028	3.3%

			Weighted-Average
	Total Debt	Percent of Total Indebtedness	Effective Interest Rate(1)	Years to Maturity(2)
Fixed rate debt(1)	$1,888,316	97.3%	3.3%	7.0
Variable rate debt	25,000	1.3%	1.3%	3.4
Net debt premiums / issuance costs	(22,360)	N/A	N/A	N/A
Finance leases	766	N/A	N/A	N/A
Total consolidated debt	$1,891,722	98.6%	3.3%	5.2
Pro rata share of JV Debt	27,421	1.4%	3.4%	4.5
Net debt premiums / issuance costs of JV Debt	(1,115)	N/A	N/A	N/A
Total consolidated + JV debt	$1,918,028	100.0%	3.3%	5.2
(1)Excludes the impact of subsequent debt activity and includes the impact of $930.0 million of interest rate swaps with a weighted-average LIBOR swap rate of 2.0%; see detail on previous page.
(2)Excludes the impact of options to extend debt maturities.

Phillips Edison & Company	29

Debt Covenants Unaudited, dollars in thousands

UNSECURED CREDIT FACILITY AND TERM LOANS DUE 2024, 2025, AND 2026
	Covenant	December 31, 2021
LEVERAGE RATIO
Total Indebtedness		$1,910,234
Total Asset Value		$5,843,837
Leverage Ratio	=<60%	32.7%

SECURED LEVERAGE RATIO
Total Secured Indebtedness		$568,919
Total Asset Value		$5,843,837
Secured Leverage Ratio	=<35%	9.7%

FIXED CHARGE COVERAGE RATIO
Adjusted EBITDA		$309,345
Total Fixed Charges		$77,747
Fixed Charge Coverage Ratio	>1.5x	3.98x

MAXIMUM UNSECURED INDEBTEDNESS TO UNENCUMBERED ASSET VALUE
Total Unsecured Indebtedness		$1,341,315
Unencumbered Asset Value		$4,335,898
Unsecured Indebtedness to Unencumbered Asset Value	=<60%	30.9%

MINIMUM UNENCUMBERED NOI TO INTEREST EXPENSE
Unencumbered NOI		$277,208
Interest Expense for Unsecured Indebtedness		$42,352
Unencumbered NOI to Interest Expense	>=1.75x	6.55x

DIVIDEND PAYOUT RATIO
Distributions		$129,049
Funds From Operations		$256,149
Dividend Payout Ratio	<95%	50.4%

SENIOR UNSECURED NOTES DUE 2031
	Covenant	December 31, 2021
AGGREGATE DEBT TEST
Total Indebtedness		$1,924,754
Total Asset Value		$6,152,776
Aggregate Debt Test	<65%	31.3%

SECURED DEBT TEST
Total Secured Indebtedness		$609,083
Total Asset Value		$6,152,776
Secured Debt Test	<40%	9.9%

DEBT SERVICE TEST
Consolidated EBITDA		$322,674
Annual Debt Service Charge		$68,791
Debt Service Test	>1.5x	4.69x

MAINTENANCE OF TOTAL UNENCUMBERED ASSETS
Unencumbered Asset Value		$4,843,383
Total Unsecured Indebtedness		$1,315,671
MAINTENANCE OF TOTAL UNENCUMBERED ASSETS	>150%	368%

Note: Calculations are per covenant definitions as set forth in the applicable debt agreements.

Phillips Edison & Company	30

TRANSACTIONAL SUMMARY
Quarter Ended December 31, 2021

Acquisition Summary Unaudited, dollars in thousands

Date	Property Name	Location	Total GLA	Contract Price	Leased Occupancy at Acquisition	Grocery Anchor
1/26/2021	Cinco Ranch outparcel	Katy, TX	—	$1,000	N/A	N/A
2/4/2021	West Village Center	Chanhassen, MN	142,724	24,800	92.3%	Lunds & Byerlys
2/22/2021	Naperville Crossings outparcel	Naperville, IL	—	505	N/A	N/A
2/25/2021	Hickory Creek Plaza	Denton, TX	28,132	13,300	91.0%	Kroger (shadow)
5/7/2021	Raynham Station outparcel	Raynham, MA	—	585	N/A	N/A
8/20/2021	Fox Ridge Plaza	Centennial, CO	54,065	16,500	96.0%	King Soopers (shadow)
8/25/2021	Valrico Commons	Valrico, FL	138,433	31,761	92.6%	Publix
10/13/2021	MP at Pabst Farms	Oconomowoc, WI	109,438	24,650	94.5%	Metro Market
10/19/2021	Arapahoe Marketplace	Greenwood Village, CO	191,761	66,500	96.4%	Sprouts
11/5/2021	Loganville outparcel	Loganville, GA	7,500	1,650	N/A	N/A
11/12/2021	Town & Country Village	Sacramento, CA	216,192	62,150	88.6%	Sprouts & Trader Joe's
12/3/2021	Rainbow Plaza	Las Vegas, NV	144,845	34,750	96.4%	Albertsons
12/3/2021	Sprouts Plaza	Las Vegas, NV	112,582	29,000	91.6%	Sprouts
12/22/2021	Hilfiker outparcel	Salem, OR	—	400	N/A	N/A
Total acquisitions			1,145,672	$307,551

Weighted-average cap rate		6.4%

Phillips Edison & Company	32

Disposition Summary Unaudited, dollars in thousands

Date	Property Name	Location	Total GLA	Contract Price	Leased Occupancy at Disposition	Grocery Anchor
1/15/2021	Gleneagles outparcel	Memphis, TN	—	$1,688	100.0%	N/A
2/10/2021	Parkway Station	Warner Robins, GA	94,317	7,900	98.5%	Kroger
2/10/2021	Westin Centre	Fayetteville, NC	66,890	8,125	97.9%	Food Lion
2/10/2021	Bells Fork	Greenville, NC	71,666	9,250	95.7%	Harris Teeter
2/12/2021	High Point Village	Bellefontaine, OH	145,873	9,200	80.9%	Kroger
3/3/2021	Buckingham Square	Richardson, TX	64,073	8,250	92.5%	Walmart (shadow)
3/31/2021	Brook Park Plaza	Brook Park, OH	148,259	16,150	100.0%	Giant Eagle
4/16/2021	Rolling Hills	Tucson, AZ	114,102	14,825	97.5%	Fry's
4/20/2021	Landen Square	Maineville, OH	68,190	5,414	100.0%	Kroger (shadow)
5/14/2021	Heritage Oaks	Gridley, CA	94,542	9,850	74.3%	Safeway
5/27/2021	Powell Villa	Portland, OR	59,660	7,000	92.1%	CityMaxx
5/28/2021	Hoke Crossing	Clayton, OH	8,600	2,095	100.0%	Walmart (shadow)
6/22/2021	Upper Deerfield Plaza	Bridgeton, NJ	115,300	8,900	93.9%	Aldi
6/29/2021	Atwater Marketplace	Atwater, CA	96,224	16,600	100.0%	Save Mart
7/9/2021	Ashland Junction	Ashland, VA	141,701	8,150	70.8%	Food Lion
7/28/2021	Port St. John	Port St. John, FL	75,840	7,800	100.0%	Winn-Dixie
8/6/2021	Western Square	Laurens, SC	86,764	2,000	33.5%	Bi-Lo (dark)
8/17/2021	Southern Hills Crossing	Kettering, OH	10,000	3,450	100.0%	Walmart (shadow)
9/3/2021	Northwoods outparcel	Taunton, MA	3,084	1,525	100.0%	N/A
9/9/2021	Portland Village	Portland, TN	80,650	7,800	94.2%	HG Hill
9/13/2021	The Village Shopping Center outparcel	Mooresville, IN	—	500	N/A	N/A
9/14/2021	Park View Square	Miramar, FL	70,471	15,680	91.6%	Winn-Dixie
9/16/2021	St. Johns Commons	Jacksonville, FL	71,352	16,100	100.0%	Winn-Dixie
11/4/2021	Orchard Plaza	Altoona, PA	83,438	4,350	81.3%	Big Lots
11/12/2021	Emporia West Plaza	Emporia, KS	75,703	3,200	69.8%	N/A
11/24/2021	Quail Valley	Missouri City, TX	118,432	9,750	100.0%	Cox's Foodarama
12/3/2021	East Pointe	Columbia, SC	278,687	9,500	89.7%	N/A
12/31/2021	Southgate outparcel	Heath, OH	2,900	1,000	100.0%	N/A
Total dispositions			2,246,718	$216,052

Weighted-average cap rate		7.5%

Phillips Edison & Company	33

PORTFOLIO SUMMARY
Quarter Ended December 31, 2021

Wholly-Owned Portfolio Summary Unaudited, dollars and square feet in thousands (excluding per square foot amounts)

As of December 31, 2021

PORTFOLIO OVERVIEW:
Number of shopping centers	268
Number of states	31
Total GLA	30,691
Average shopping center GLA	115
Total ABR	$405,281
Total ABR from necessity-based goods and services(1)	71.6%
Percent of ABR from non-grocery anchors	13.9%
Percent of ABR from inline spaces	52.0%
GROCERY METRICS:
Percent of ABR from omni-channel grocery-anchored shopping centers	96.7%
Percent of ABR from grocery anchors	34.1%
Percent of occupied GLA leased to grocery Neighbors	47.9%
Grocer health ratio(2)	2.4%
Percent of ABR from centers with grocery anchors that are #1 or #2 by sales	88.0%
Average annual sales per square foot of reporting grocers	$612
LEASED OCCUPANCY AS A PERCENTAGE OF RENTABLE SQUARE FEET:
Total portfolio	96.3%
Anchor spaces	98.1%
Inline spaces	92.7%
AVERAGE REMAINING LEASE TERM (IN YEARS):(3)
Total portfolio	4.6
Grocery anchor spaces	4.8
Non-grocery anchor spaces	5.2
Inline spaces	4.0
PORTFOLIO RETENTION RATE:(4)
Total portfolio	85.8%
Anchor spaces	91.2%
Inline spaces	77.5%
AVERAGE ABR PER SQUARE FOOT:
Total portfolio	$13.71
Anchor spaces	$9.70
Inline spaces	$21.95
(1)Inclusive of our prorated portion of shopping centers owned through our unconsolidated joint ventures.
(2)Based on the most recently reported sales data available.
(3)The average remaining lease term in years is as of December 31, 2021. Including future options to extend the term of the lease, the average remaining lease term in years for our total portfolio, grocery anchors, non-grocery anchors and inline spaces is 21.0, 31.7, 16.5, and 8.0, respectively.
(4)For the three months ended December 31, 2021.

Phillips Edison & Company	35

Neighbor Detail Unaudited

As of December 31, 2021
ESSENTIAL/NECESSITY RETAIL AND SERVICES
Grocery	34.1%
Medical/pharmacy	2.7%
Banks	2.5%
Dollar stores	2.2%
Pet supply	1.9%
Hardware/automotive	1.5%
Wine, beer, and liquor	1.5%
Other essential	2.7%
Total ABR from Essential/Necessity-based retail and services(1)	49.1%

OTHER NECESSITY
Quick service - restaurant	10.1%
Beauty and hair care	4.8%
Health care services	4.2%
Other necessity	3.4%
Total ABR from other necessity	22.5%

Total ABR from Necessity-based goods and services	71.6%

OTHER RETAIL STORES
Soft goods(2)	12.9%
Full service - restaurant	6.5%
Fitness and lifestyle services(3)	5.2%
Other retail(4)	3.8%
Total ABR from other retail stores	28.4%
Total ABR	100.0%
(1)Includes Neighbors that we believe are considered to be essential retail and service businesses but that may have temporarily closed due to decreases in foot traffic and customer patronage as a result of “stay-at-home” mandates and social distancing guidelines implemented in response to the COVID-19 pandemic.
(2)Includes ABR contributions of 2% from each of apparel/shoes/accessories, department stores, and home furnishings Neighbors.
(3)Includes ABR contribution of 3% from fitness Neighbors.
(4)Includes ABR contribution of 1% from entertainment Neighbors.

Phillips Edison & Company	36

Occupancy and ABR Unaudited

	Quarter Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020

OCCUPANCY
Leased Basis
Anchor	98.1%	97.6%	96.8%	97.3%	97.6%
Inline	92.7%	91.9%	90.6%	89.8%	88.9%
Total leased occupancy	96.3%	95.6%	94.7%	94.8%	94.7%

Economic Basis
Anchor	97.1%	96.6%	96.3%	97.0%	97.4%
Inline	91.9%	90.8%	89.7%	88.7%	88.1%
Total economic occupancy	95.3%	94.7%	94.1%	94.2%	94.2%

ABR
Leased Basis - $
Anchor	$192,613	$185,491	$185,346	$187,530	$189,439
Inline	212,668	202,781	199,570	199,441	197,077
Total ABR	$405,281	$388,272	$384,916	$386,971	$386,516

Leased Basis - PSF
Anchor	$9.70	$9.44	$9.41	$9.34	$9.27
Inline	$21.95	$21.41	$21.10	$20.82	$20.59
Total ABR PSF	$13.71	$13.33	$13.21	$13.05	$12.88

Phillips Edison & Company	37

Top 25 Neighbors by ABR Dollars and square footage amounts in thousands

			Number of Locations
	Neighbor	Banners Leased at PECO Centers	Wholly-Owned	Joint Ventures	ABR(1)	% ABR(1)	Leased SF(1)
1	Kroger	Kroger, Ralphs, Smith’s, King Soopers, Fry's Food Stores, Quality Food Centers, Harris Teeter, Pick ‘n Save, Mariano’s, Food 4 Less, Metro Market	54	6	$26,871	6.6%	3,310
2	Publix	Publix	47	9	22,994	5.6%	2,269
3	Albertsons-Safeway	Albertsons, Safeway, Vons, Jewel-Osco, Shaw's Supermarket, Tom Thumb, United Supermarkets, Market Street United	28	2	17,253	4.2%	1,648
4	Ahold Delhaize	Giant, Stop & Shop, Food Lion, Martin's	22	—	17,241	4.2%	1,204
5	Walmart	Walmart	13	—	8,933	2.2%	1,770
6	Giant Eagle	Giant Eagle	11	1	7,732	1.9%	828
7	Sprouts Farmers Market	Sprouts Farmers Market	14	—	6,494	1.6%	421
8	TJX Companies	T.J. Maxx, HomeGoods, Marshalls, Sierra Trading	17	—	5,498	1.3%	465
9	Raley's	Raley's	4	—	3,884	0.9%	253
10	Dollar Tree	Dollar Tree, Family Dollar	32	4	3,389	0.8%	341
11	SUPERVALU	Cub Foods	5	—	3,244	0.8%	336
12	Subway Group	Subway	70	4	2,631	0.6%	105
13	Anytime Fitness, Inc.	Anytime Fitness	32	2	2,602	0.6%	166
14	Schnucks	Schnucks	4	—	2,571	0.6%	249
15	Lowe's	Lowe's	3	1	2,469	0.6%	369
16	Kohl's Corporation	Kohl's	4	—	2,241	0.6%	365
17	Food 4 Less (PAQ)	Food 4 Less	2	—	2,215	0.6%	118
18	Save Mart	Save Mart Supermarkets, FoodMaxx, Lucky Supermarkets	5	—	2,174	0.6%	258
19	Petco Animal Supplies, Inc.	Petco	10	1	2,136	0.5%	127
20	Franchise Group, Inc.	Pet Supplies Plus, Liberty Tax	22	2	2,057	0.5%	146
21	Wells Fargo Financial	Wells Fargo Bank	16	1	2,018	0.5%	50
22	United Parcel Service	The UPS Store	54	8	2,007	0.5%	79
23	Price Chopper	Price Chopper	3	—	1,938	0.5%	204
24	Trader Joe's	Trader Joe's	7	—	1,916	0.5%	94
25	H&R Block, Inc.	H&R Block	52	2	1,909	0.4%	94
	Total		531	43	$154,417	37.7%	15,269
(1)Includes the prorated portion owned through our joint ventures.

Phillips Edison & Company	38

Neighbors by Type and Industry(1)(2) Unaudited

Leased Square Feet
by Neighbor Type
Grocery: 47.9%
National &
Regional:
35.4%
Local: 16.7%

ABR
by Neighbor Type

Grocery: 34.1%
National & Regional: 41.0%
Local: 24.9%

Leased Square Feet
by Neighbor Industry
Grocery: 47.9%
Retail
Stores: 24.4%
Restaurant: 9.3%
Services: 18.4%

ABR
by Neighbor Industry
Grocery: 34.1%
Retail Stores: 22.4%
Services: 27.0%
Restaurant: 16.5%

(1)We define national Neighbors as those Neighbors that operate in at least three states. Regional Neighbors are defined as those Neighbors that have at least three locations in fewer than three states.
(2)Includes the prorated portion owned through our joint ventures.

Phillips Edison & Company	39

Properties by State(1) Dollars and square footage amounts in thousands (excluding per square foot amounts)

State	ABR	% ABR	ABR / Leased SF	GLA	% GLA	% Leased	Number of Properties
Florida	$50,740	12.4%	$13.40	4,034	13.0%	93.9%	50
California	43,842	10.7%	19.49	2,345	7.6%	95.9%	25
Georgia	35,687	8.7%	12.71	2,850	9.2%	98.5%	29
Texas	32,217	7.9%	16.64	2,033	6.6%	95.2%	17
Ohio	25,873	6.3%	10.33	2,602	8.4%	96.2%	21
Colorado	24,051	5.9%	17.35	1,408	4.5%	98.4%	12
Illinois	23,408	5.7%	15.16	1,635	5.3%	94.5%	14
Virginia	17,480	4.3%	14.96	1,212	3.9%	96.4%	12
Massachusetts	15,856	3.9%	14.17	1,145	3.7%	97.8%	9
Minnesota	13,918	3.4%	13.24	1,067	3.4%	98.5%	11
Pennsylvania	11,846	2.9%	12.16	1,004	3.2%	97.0%	6
Wisconsin	11,533	2.8%	11.00	1,054	3.4%	99.5%	9
Arizona	9,740	2.4%	13.71	736	2.4%	96.5%	6
Maryland	9,290	2.3%	20.17	467	1.5%	98.6%	4
South Carolina	9,166	2.2%	10.87	941	3.0%	89.6%	9
Nevada	8,580	2.1%	18.62	475	1.5%	97.1%	4
North Carolina	7,650	1.9%	12.14	659	2.1%	95.7%	10
Michigan	6,783	1.7%	9.44	724	2.3%	99.4%	5
Indiana	6,737	1.6%	8.54	832	2.7%	94.7%	5
Tennessee	5,871	1.4%	8.51	692	2.2%	99.8%	4
Connecticut	5,592	1.4%	13.84	419	1.3%	96.5%	4
New Mexico	5,410	1.3%	14.17	404	1.3%	94.6%	3
Kentucky	4,915	1.2%	10.05	502	1.6%	97.5%	3
Oregon	4,778	1.2%	15.31	314	1.0%	99.4%	4
Kansas	4,376	1.1%	11.99	376	1.2%	97.0%	3
New Jersey	4,101	1.0%	25.23	163	0.5%	100.0%	1
Iowa	2,885	0.7%	9.05	359	1.2%	88.9%	3
Washington	2,757	0.7%	15.95	173	0.6%	100.0%	2
Missouri	2,621	0.5%	11.98	221	0.7%	99.1%	2
New York	1,713	0.3%	10.87	163	0.6%	96.5%	1
Utah	450	0.1%	33.18	14	0.1%	100.0%	1
Total	$409,866	100.0%	$13.72	31,023	100.0%	96.3%	289
(1)Includes the prorated portion owned through our joint ventures.

Phillips Edison & Company	40

New, Renewal, and Option Lease Summary Unaudited, dollars and square footage amounts in thousands (excluding per square foot amounts)

							Comparable Only
	Number of Leases Signed	GLA	ABR	ABR PSF(1)	Weighted-Average Lease Term (Years)	Cost of TI/TIA PSF(2)	Number of Leases	Increase in ABR PSF	Rent Spread %

TOTAL - NEW, RENEWAL, AND OPTION LEASES
Q4 2021	253	1,399	$19,413	$13.88	5.8	$8.03	176	$1.07	8.8%
Q3 2021	268	1,405	20,254	14.42	6.3	6.32	185	0.94	7.1%
Q2 2021	298	1,390	19,233	13.84	5.9	5.74	231	1.02	8.5%
Q1 2021	316	1,445	19,592	13.56	5.8	6.59	232	0.89	7.5%
Total	1,135	5,639	78,492	13.92	6.0	6.68	824	0.98	8.0%

NEW LEASES
Q4 2021	121	446	$7,259	$16.29	8.3	$23.85	44	$2.53	18.3%
Q3 2021	140	551	9,172	16.63	8.6	16.23	57	2.83	14.1%
Q2 2021	124	341	6,338	18.57	7.2	20.52	57	2.91	18.5%
Q1 2021	153	467	8,120	17.39	8.0	19.65	70	1.92	12.4%
Total	538	1,805	30,889	17.11	8.1	20.05	228	2.60	15.7%

RENEWAL LEASES
Q4 2021	108	591	$7,324	$12.40	4.5	$1.29	108	$0.90	7.8%
Q3 2021	97	334	6,201	18.56	5.4	0.47	97	1.51	8.9%
Q2 2021	155	528	8,773	16.62	5.4	0.63	155	1.23	8.0%
Q1 2021	137	347	7,221	20.80	3.8	1.33	136	1.56	8.0%
Total	497	1,800	29,518	16.40	4.8	0.95	496	1.23	8.1%

OPTION LEASES
Q4 2021	24	361	$4,830	$13.32	5.0	$0.01	24	$0.72	5.8%
Q3 2021	31	520	4,881	9.40	5.0	—	31	0.15	1.6%
Q2 2021	19	521	4,122	7.91	5.4	1.05	19	0.25	3.3%
Q1 2021	26	631	4,251	6.74	5.4	—	26	0.23	3.5%
Total	100	2,034	18,085	8.89	5.2	0.27	100	0.30	3.5%
(1)Per square foot amounts may not recalculate exactly based on other amounts presented within the table due to rounding.
(2)Excludes landlord work.

Phillips Edison & Company	41

Lease Expirations(1) Unaudited, square footage amounts in thousands

	Number of Leases	GLA Expiring	% of Leased GLA(2)	ABR PSF	% of ABR

TOTAL LEASES
MTM	65	131	0.4%	$16.38	0.5%
2022	639	2,348	7.9%	13.94	8.0%
2023	725	3,742	12.5%	13.98	12.8%
2024	807	4,341	14.5%	13.27	14.1%
2025	708	4,551	15.2%	13.24	14.7%
2026	809	4,506	15.1%	14.22	15.6%
2027	422	2,835	9.5%	12.93	8.9%
2028	251	1,700	5.7%	14.07	5.8%
2029	171	1,572	5.3%	13.73	5.3%
2030	124	1,105	3.7%	15.53	4.2%
2031	169	1,066	3.6%	16.55	4.3%
2032 +	162	1,978	6.6%	12.05	5.8%
Total leases	5,052	29,875	100.0%	$13.72	100.0%

ANCHOR LEASES
MTM	2	23	0.1%	$—	—%
2022	35	1,137	3.8%	7.94	2.2%
2023	64	2,324	7.8%	9.62	5.5%
2024	81	2,803	9.4%	9.00	6.2%
2025	86	3,313	11.1%	9.61	7.8%
2026	80	2,967	9.9%	10.03	7.3%
2027	56	2,007	6.7%	9.08	4.4%
2028	26	1,182	4.0%	9.74	2.8%
2029	30	1,211	4.0%	10.87	3.2%
2030	20	795	2.7%	12.99	2.5%
2031	25	688	2.3%	11.95	2.0%
2032 +	38	1,631	5.4%	9.34	3.6%
Anchor leases	543	20,081	67.2%	$9.70	47.5%

INLINE LEASES
MTM	63	108	0.3%	$19.93	0.5%
2022	604	1,211	4.1%	19.57	5.8%
2023	661	1,418	4.7%	21.13	7.3%
2024	726	1,538	5.1%	21.05	7.9%
2025	622	1,238	4.1%	22.94	6.9%
2026	729	1,539	5.2%	22.29	8.3%
2027	366	828	2.8%	22.26	4.5%
2028	225	518	1.7%	23.94	3.0%
2029	141	361	1.3%	23.34	2.1%
2030	104	310	1.0%	22.03	1.7%
2031	144	378	1.3%	24.90	2.3%
2032 +	124	347	1.2%	24.71	2.2%
Inline leases	4,509	9,794	32.8%	$21.95	52.5%
(1)Statistics include our wholly-owned properties and the prorated portion owned through our unconsolidated joint ventures.
(2)Percentage amounts may not recalculate exactly based on other amounts presented within the table due to rounding.

Phillips Edison & Company	42

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
51st & Olive Square	Glendale, AZ	100%	Phoenix-Mesa-Chandler, AZ	1975 / 2007	88,225	100.0%	$875	$9.92	Fry's Food Stores	N/A
Alameda Crossing	Avondale, AZ	100%	Phoenix-Mesa-Chandler, AZ	2006	141,702	99.0%	2,428	17.13	Sprouts Farmers Market	JOANN; Uptown Jungle; Big 5 Sporting Goods
Arcadia Plaza	Phoenix, AZ	100%	Phoenix-Mesa-Chandler, AZ	1980	63,637	96.1%	1,352	21.25	Sprouts Farmers Market	N/A
Broadway Plaza	Tucson, AZ	100%	Tucson, AZ	1982 / 1995	84,298	83.4%	1,165	13.82	Sprouts Farmers Market	N/A
Southern Palms	Tempe, AZ	100%	Phoenix-Mesa-Chandler, AZ	1982	257,739	98.8%	3,135	12.16	Sprouts Farmers Market	Goodwill; Southwest Institute of Healing Arts; Habitat for Humanity ReStore; Planet Fitness; AutoZone
Sunburst Plaza	Glendale, AZ	100%	Phoenix-Mesa-Chandler, AZ	1970	100,437	95.5%	785	7.82	Fry's Food Stores	Retail Mayhem
Antelope Marketplace	Antelope, CA	20%	Sacramento-Roseville-Folsom, CA	1992	115,522	96.8%	2,268	19.63	Bel Air Market	24 Hour Fitness
Atwater Marketplace(1)	Atwater, CA	100%	N/A		—	—%	—	—	N/A	N/A
Boronda Plaza	Salinas, CA	100%	Salinas, CA	2003 / 2006	93,071	100.0%	2,171	23.33	Food 4 Less	N/A
Broadway Pavilion	Santa Maria, CA	100%	Santa Maria-Santa Barbara, CA	1987	142,944	96.8%	2,133	14.92	Food Maxx	Idler's Home; Party City
Central Valley Marketplace	Ceres, CA	100%	Modesto, CA	2005	82,397	100.0%	1,787	21.69	Food 4 Less	N/A
Commonwealth Square	Folsom, CA	100%	Sacramento-Roseville-Folsom, CA	1987	141,310	98.1%	2,013	14.25	Raley's	N/A
Contra Loma Plaza	Antioch, CA	100%	San Francisco-Oakland-Berkeley, CA	1989	74,616	94.1%	762	10.21	Lucky Supermarkets	N/A
Del Paso Marketplace	Sacramento, CA	100%	Sacramento-Roseville-Folsom, CA	2006	59,796	94.8%	1,447	24.20	Sprouts Farmers Market	N/A
Driftwood Village	Ontario, CA	100%	Riverside-San Bernardino-Ontario, CA	1985	95,421	100.0%	1,762	18.47	Food 4 Less	N/A
Herndon Place	Fresno, CA	100%	Fresno, CA	2005	95,370	97.3%	1,563	16.39	Save Mart Supermarkets	N/A
Laguna 99 Plaza	Elk Grove, CA	100%	Sacramento-Roseville-Folsom, CA	1992	89,188	100.0%	1,541	17.28	Walmart Neighborhood Market	California Backyard
North Point Landing	Modesto, CA	100%	Modesto, CA	1964 / 2008	152,769	95.5%	2,214	14.49	Walmart	N/A
Quartz Hill Towne Centre	Lancaster, CA	100%	Los Angeles-Long Beach-Anaheim, CA	1991 / 2012	110,306	100.0%	1,868	16.93	Vons	CVS
Red Maple Village	Tracy, CA	100%	Stockton, CA	2009	97,591	100.0%	2,559	26.22	Raley's	N/A
Riverlakes Village	Bakersfield, CA	100%	Bakersfield, CA	1997	92,212	100.0%	1,893	20.53	Vons	N/A

Phillips Edison & Company	43

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Rocky Ridge Town Center	Roseville, CA	100%	Sacramento-Roseville-Folsom, CA	1996	93,337	95.7%	$2,630	$28.18	Sprouts Farmers Market	BevMo!
Shasta Crossroads	Redding, CA	100%	Redding, CA	1989 / 2016	121,256	80.7%	1,801	14.85	Food Maxx	N/A
Sierra Del Oro Towne Centre	Corona, CA	100%	Riverside-San Bernardino-Ontario, CA	1991	110,626	95.5%	2,023	18.29	Ralphs	Dollar Tree
Sierra Vista Plaza	Murrieta, CA	100%	Riverside-San Bernardino-Ontario, CA	1991	80,259	93.6%	1,797	22.39	Stater Bros Markets (shadow)	CVS
Sterling Pointe Center	Lincoln, CA	100%	Sacramento-Roseville-Folsom, CA	2004	136,020	97.1%	2,869	21.09	Raley's	N/A
Town & Country Village	Sacramento, CA	100%	Sacramento-Roseville-Folsom, CA	1950 / 2004	216,192	89.8%	3,812	17.63	Sprouts Farmers Market; Trader Joe's	T.J.Maxx; Ross Dress for Less; Bed Bath & Beyond; Ulta
Village One Plaza	Modesto, CA	100%	Modesto, CA	2007	105,658	100.0%	2,454	23.23	Raley's	N/A
Vineyard Center	Templeton, CA	100%	San Luis Obispo-Paso Robles, CA	2007	21,117	100.0%	615	29.12	Trader Joe's	N/A
West Acres Shopping Center	Fresno, CA	100%	Fresno, CA	1990	83,414	91.0%	804	9.64	Food Maxx	N/A
Windmill Marketplace	Clovis, CA	100%	Fresno, CA	2001	27,486	100.0%	870	31.65	Save Mart (shadow)	N/A
Arapahoe Marketplace	Greenwood Village, CO	100%	Denver-Aurora-Lakewood, CO	1977 / 1989	191,761	99.3%	4,407	22.98	Sprouts Farmers Market	The Tile Shop; Molly's Spirits; Crunch Fitness; Office Depot
Broadlands Marketplace	Broomfield, CO	100%	Denver-Aurora-Lakewood, CO	2002	103,883	98.3%	1,254	12.07	Safeway	N/A
Fairfield Commons	Lakewood, CO	100%	Denver-Aurora-Lakewood, CO	1985	143,276	99.0%	2,705	18.88	Sprouts Farmers Market	T.J.Maxx; Planet Fitness; Aaron's
Foxridge Plaza	Centennial, CO	100%	Denver-Aurora-Lakewood, CO	1983	53,988	96.0%	1,163	21.54	Kings Soopers (shadow)	N/A
Golden Town Center	Golden, CO	100%	Denver-Aurora-Lakewood, CO	1993 / 2003	117,882	100.0%	1,795	15.23	King Soopers	N/A
Kipling Marketplace	Littleton, CO	100%	Denver-Aurora-Lakewood, CO	1983 / 2009	90,124	96.9%	1,241	13.77	Safeway	N/A
Meadows on the Parkway	Boulder, CO	100%	Boulder, CO	1989	213,077	96.9%	3,681	17.28	Safeway	Walgreens; Dollar Tree; Regus
Nor'Wood Shopping Center	Colorado Springs, CO	100%	Colorado Springs, CO	2003	73,082	100.0%	1,102	15.08	Safeway	N/A
Roxborough Marketplace	Littleton, CO	100%	Denver-Aurora-Lakewood, CO	2005	101,622	98.1%	1,424	14.01	Safeway	N/A
Thompson Valley Towne Center	Loveland, CO	100%	Fort Collins, CO	1999	125,122	97.9%	2,200	17.58	King Soopers	Thompson Valley Liquor
Westwoods Shopping Center	Arvada, CO	100%	Denver-Aurora-Lakewood, CO	2003	90,855	100.0%	1,346	14.81	King Soopers	N/A
Wheat Ridge Marketplace	Wheat Ridge, CO	100%	Denver-Aurora-Lakewood, CO	1996	103,438	98.5%	1,735	16.77	Safeway	N/A
Everybody's Plaza	Cheshire, CT	100%	New Haven-Milford, CT	1960 / 2005	50,905	98.2%	953	18.72	Big Y	N/A

Phillips Edison & Company	44

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Montville Commons	Montville, CT	100%	Norwich-New London, CT	2007	114,916	98.3%	$1,715	$14.92	Stop & Shop	N/A
Stop & Shop Plaza	Enfield, CT	100%	Hartford-East Hartford-Middletown, CT	1988 / 1998	124,218	96.9%	1,890	15.22	Stop & Shop	N/A
Willimantic Plaza	Willimantic, CT	100%	Worcester, MA-CT	1968 / 1990	128,766	93.9%	1,035	8.04	BJ's Wholesale Club	Ocean State Job Lot
Alico Commons	Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	2009	100,734	97.5%	1,624	16.12	Publix	Non Stop Fitness
Barclay Place Shopping Center	Lakeland, FL	100%	Lakeland-Winter Haven, FL	1989	84,899	100.0%	902	10.62	Save-A-Lot	Bob's Carpet Mart; Wild Greg's Saloon
Bloomingdale Hills	Riverview, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2002 / 2012	78,442	100.0%	750	9.56	Walmart Neighborhood Market	N/A
Breakfast Point Marketplace	Panama City Beach, FL	100%	Panama City, FL	2009 / 2010	97,938	100.0%	1,454	14.85	Publix	Office Depot
Broadway Promenade	Sarasota, FL	100%	North Port-Sarasota-Bradenton, FL	2007	49,271	88.7%	771	15.65	Publix	N/A
ChampionsGate Village	Davenport, FL	100%	Orlando-Kissimmee-Sanford, FL	2001	62,699	100.0%	946	15.09	Publix	N/A
Cocoa Commons	Cocoa, FL	100%	Palm Bay-Melbourne-Titusville, FL	1986	90,116	95.7%	1,082	12.01	Publix	N/A
Colonial Promenade	Winter Haven, FL	100%	Lakeland-Winter Haven, FL	1986 / 2008	280,228	100.0%	2,468	8.81	Walmart	N/A
Coquina Plaza	Southwest Ranches, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	1998	91,120	98.0%	1,734	19.03	Publix	N/A
Crosscreek Village	St. Cloud, FL	100%	Orlando-Kissimmee-Sanford, FL	2008	69,660	100.0%	1,086	15.59	Publix	N/A
Crystal Beach Plaza	Palm Harbor, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2010	59,015	100.0%	1,055	17.88	Publix	N/A
Deerwood Lake Commons	Jacksonville, FL	14%	Jacksonville, FL	2003	67,528	100.0%	1,150	17.03	Publix	N/A
French Golden Gate	Bartow, FL	100%	Lakeland-Winter Haven, FL	1960 / 2011	140,379	91.6%	1,609	11.46	Publix	Bealls Outlet; Walgreens
Golden Eagle Village	Clermont, FL	100%	Orlando-Kissimmee-Sanford, FL	2011	64,051	93.6%	921	14.38	Publix	N/A
Goolsby Pointe	Riverview, FL	14%	Tampa-St. Petersburg-Clearwater, FL	2000	75,525	98.4%	1,105	14.63	Publix	N/A
Harbour Village	Jacksonville, FL	100%	Jacksonville, FL	2006	113,003	93.6%	1,772	15.68	The Fresh Market	Crunch Fitness; Lionshare Cowork
Heath Brook Commons	Ocala, FL	100%	Ocala, FL	2002	79,590	100.0%	1,038	13.04	Publix	N/A

Phillips Edison & Company	45

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Heron Creek Towne Center	North Port, FL	100%	North Port-Sarasota-Bradenton, FL	2001	64,664	97.9%	$816	$12.62	Publix	N/A
Island Walk Shopping Center	Fernandina Beach, FL	100%	Jacksonville, FL	1987 / 2012	213,656	90.3%	1,939	9.08	Publix	Bealls; Bealls Outlet/Home Centric; Staples
Kings Crossing	Sun City Center, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2000 / 2018	75,020	100.0%	1,191	15.88	Publix	N/A
Lake Washington Crossing	Melbourne, FL	100%	Palm Bay-Melbourne-Titusville, FL	1987 / 2012	114,253	93.4%	1,448	12.67	Publix	BPC Plasma
Lakewood Plaza	Spring Hill, FL	14%	Tampa-St. Petersburg-Clearwater, FL	1993 / 1997	106,999	96.2%	1,346	12.58	Publix	JOANN
Lutz Lake Crossing	Lutz, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2002	64,986	98.2%	875	13.46	Publix	N/A
Melbourne Village Plaza	Melbourne, FL	100%	Palm Bay-Melbourne-Titusville, FL	1987	127,705	96.2%	1,173	9.19	N/A	Old Time Pottery; Dollar Tree
MetroWest Village	Orlando, FL	100%	Orlando-Kissimmee-Sanford, FL	1990	106,857	98.6%	1,735	16.24	Publix	N/A
Oakhurst Plaza	Seminole, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1974 / 2001	51,502	85.8%	523	10.15	Publix	N/A
Ocean Breeze Plaza	Ocean Breeze, FL	100%	Port St. Lucie, FL	1993 / 2010	96,192	99.2%	1,570	16.32	Publix	Just Believe Recovery Center
Orange Grove Shopping Center	North Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	1999	68,865	100.0%	823	11.95	Publix	N/A
Ormond Beach Mall	Ormond Beach, FL	100%	Deltona-Daytona Beach-Ormond Beach, FL	1967 / 2010	101,552	95.7%	1,244	12.25	Publix	Bealls Outlet; Dollar Floor; Dollar Tree
Park Place Plaza	Port Orange, FL	100%	Deltona-Daytona Beach-Ormond Beach, FL	1984	87,056	95.7%	959	11.02	N/A	Bealls
Parsons Village	Seffner, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1983 / 1994	78,041	100.0%	982	12.58	Southeastern Grocers	City Buffet; Family Dollar
Publix at Northridge	Sarasota, FL	14%	North Port-Sarasota-Bradenton, FL	2003	65,320	100.0%	1,225	18.75	Publix	N/A
Publix at Seven Hills	Spring Hill, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1991 / 2006	72,590	98.3%	884	12.18	Publix	N/A
Publix at St. Cloud	St. Cloud, FL	14%	Orlando-Kissimmee-Sanford, FL	2003	78,779	100.0%	1,153	14.64	Publix	N/A
Rockledge Square	Rockledge, FL	100%	Palm Bay-Melbourne-Titusville, FL	1985	72,440	92.7%	673	9.29	Publix	Just a Dollar Floor

Phillips Edison & Company	46

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Sanibel Beach Place	Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	2003	74,286	96.2%	$812	$10.93	Publix	N/A
Shoppes at Glen Lakes	Weeki Wachee, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2008	66,600	91.6%	806	12.10	Publix	N/A
Shoppes of Lake Village	Leesburg, FL	100%	Orlando-Kissimmee-Sanford, FL	1987 / 1998	132,927	90.1%	1,667	12.54	Publix	Sproutfitters
Shoppes of Paradise Lakes	Miami, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	1999	83,597	98.3%	1,342	16.05	Publix	N/A
South Oaks Shopping Center	Live Oak, FL	100%	N/A	1976 / 2000	94,441	59.8%	446	4.72	N/A	Bealls Outlet; Farmers Home Furniture
St. Charles Plaza	Davenport, FL	100%	Lakeland-Winter Haven, FL	2007	65,000	98.2%	1,005	15.46	Publix	N/A
St. Johns Plaza	Titusville, FL	14%	Palm Bay-Melbourne-Titusville, FL	1985	115,112	96.2%	1,204	10.46	Publix	Skate Now; Floor Factory; Dollar Tree
The Oaks	Hudson, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1981	176,145	56.2%	1,306	7.41	Save-A-Lot	Eos Fitness; Dollar Tree
Towne Centre at Wesley Chapel	Wesley Chapel, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2000	69,425	100.0%	992	14.29	Winn-Dixie	N/A
Valrico Commons	Valrico, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1986 / 2011	137,316	97.3%	2,115	15.40	Publix	Ross Dress for Less; Five Below
Vineyard Shopping Center	Tallahassee, FL	100%	Tallahassee, FL	2002	62,821	100.0%	750	11.94	Publix	N/A
West Creek Commons	Coconut Creek, FL	14%	Miami-Fort Lauderdale-Pompano Beach, FL	2003	58,537	95.8%	842	14.38	Publix	N/A
West Creek Plaza	Coconut Creek, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	2006 / 2013	37,616	89.5%	869	23.10	Publix (shadow)	N/A
Windover Square	Melbourne, FL	100%	Palm Bay-Melbourne-Titusville, FL	1984 / 2010	81,516	97.6%	1,193	14.64	Publix	Dollar Tree
Winter Springs Town Center	Winter Springs, FL	14%	Orlando-Kissimmee-Sanford, FL	2002	118,735	97.0%	1,901	16.01	Publix	The Zoo Health Club
Bartow Marketplace	Cartersville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1995	375,067	99.6%	2,714	7.24	Walmart	Lowe's
Bethany Village	Alpharetta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2001	81,674	98.0%	1,092	13.37	Publix	N/A
Butler Creek	Acworth, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1989	101,597	100.0%	1,401	13.79	Kroger	N/A

Phillips Edison & Company	47

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Dean Taylor Crossing	Suwanee, GA	14%	Atlanta-Sandy Springs-Alpharetta, GA	2000	92,318	98.8%	$1,202	$13.02	Kroger	N/A
Evans Towne Centre	Evans, GA	100%	Augusta-Richmond County, GA-SC	1995	75,668	100.0%	1,028	13.59	Publix	N/A
Everson Pointe	Snellville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1999	81,428	100.0%	1,073	13.18	Kroger	N/A
Fairview Oaks	Ellenwood, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996	77,052	94.1%	943	12.24	Kroger	N/A
Flynn Crossing	Alpharetta, GA	14%	Atlanta-Sandy Springs-Alpharetta, GA	2004	95,002	96.8%	1,725	18.16	Publix	N/A
Grassland Crossing	Alpharetta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996	90,906	96.8%	892	9.81	Kroger	N/A
Grayson Village	Loganville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2002	87,155	100.0%	1,221	14.01	Publix	N/A
Hamilton Mill Village	Dacula, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996	88,710	100.0%	1,312	14.79	Publix	N/A
Hamilton Ridge	Buford, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2002	90,996	100.0%	1,256	13.80	Kroger	N/A
Hickory Flat Commons	Canton, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2008	113,995	100.0%	1,446	12.68	Kroger	N/A
Loganville Town Center	Loganville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997	85,144	91.2%	1,020	11.98	Publix	N/A
Mableton Crossing	Mableton, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997	86,819	100.0%	1,108	12.76	Kroger	N/A
Macland Pointe	Marietta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1992	79,699	98.5%	928	11.64	Publix	N/A
Market Walk	Savannah, GA	100%	Savannah, GA	2014 / 2015	263,829	99.1%	3,645	13.82	Kroger	Dick's Sporting Goods; Guitar Center; West Marine
Mountain Crossing	Dacula, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997	96,884	93.9%	1,148	11.85	Kroger	N/A
Mountain Park Plaza	Roswell, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1988 / 2003	80,511	93.9%	917	11.39	Publix	N/A
Old Alabama Square	Johns Creek, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2000	102,867	98.9%	2,228	21.66	The Fresh Market	Walgreens

Phillips Edison & Company	48

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Paradise Crossing	Lithia Springs, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2000	67,470	100.0%	$937	$13.89	Publix	N/A
Richmond Plaza	Augusta, GA	14%	Augusta-Richmond County, GA-SC	1979	174,075	93.6%	1,633	9.38	N/A	Ashley HomeStore and Ashley Outlet; JOANN; Harbor Freight Tools; Chuck E. Cheese; Chow Time Buffet & Grill
Rivermont Station	Johns Creek, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2000	124,373	97.2%	1,677	13.48	Kroger	Kids Empire
Shiloh Square Shopping Center	Kennesaw, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996 / 2003	136,920	100.0%	1,717	12.54	Kroger	You Fit Health Clubs
Shops at Westridge	McDonough, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2006	72,420	98.6%	1,156	15.96	Publix	N/A
Southampton Village	Tyrone, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2003	77,894	98.1%	964	12.38	Publix	N/A
Spivey Junction	Stockbridge, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1998	81,475	100.0%	1,046	12.84	Kroger	N/A
Village At Glynn Place	Brunswick, GA	100%	Brunswick, GA	1992	111,924	100.0%	1,301	11.62	Publix	Goodwill
Villages at Eagles Landing	Stockbridge, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1995	67,019	100.0%	880	13.13	Publix	N/A
CitiCentre Plaza	Carroll, IA	100%	Carroll, IA	1991 / 1995	63,518	88.8%	425	6.69	Hy-Vee	N/A
Duck Creek Plaza	Bettendorf, IA	100%	Davenport-Moline-Rock Island, IA-IL	2005 / 2006	134,229	74.8%	1,526	11.37	Schnucks	N/A
Southgate Shopping Center	Des Moines, IA	100%	Des Moines-West Des Moines, IA	1972 / 2013	161,792	100.0%	934	5.77	Hy-Vee	Planet Fitness; Jay's CD & Hobby; BioLife Plasma Services; Dollar General
Baker Hill	Glen Ellyn, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1998	135,355	95.0%	1,964	14.51	Pete's Fresh Market	N/A
Brentwood Commons	Bensenville, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1981 / 2001	125,497	100.0%	1,737	13.84	Jewel-Osco	Dollar Tree
Burbank Plaza	Burbank, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1972 / 1995	99,453	100.0%	1,121	11.27	Jewel-Osco	dd's Discounts
College Plaza	Normal, IL	100%	Bloomington, IL	2002	175,741	100.0%	2,051	11.67	N/A	Bed Bath & Beyond; Ross Dress for Less; Office Depot; Michaels; Shoe Carnival; Sierra Trading; Petco

Phillips Edison & Company	49

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Heritage Plaza	Carol Stream, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1988	128,870	96.9%	$1,667	$12.94	Jewel-Osco	Charter Fitness
Hilander Village	Roscoe, IL	100%	Rockford, IL	1994	118,691	96.9%	1,133	9.55	Schnucks	N/A
Hoffman Village	Hoffman Estates, IL	14%	Chicago-Naperville-Elgin, IL-IN-WI	1987	159,708	95.3%	2,714	16.99	Mariano's	Goodwill; Los Fernandez Taqueria
Naperville Crossings	Naperville, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2007 / 2016	151,203	92.0%	3,943	26.08	ALDI	N/A
Oak Mill Plaza	Niles, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1977	151,986	84.6%	1,755	11.55	Jewel-Osco	N/A
Rolling Meadows Shopping Center	Rolling Meadows, IL	14%	Chicago-Naperville-Elgin, IL-IN-WI	2010	130,212	93.2%	1,357	10.42	Jewel-Osco	Northwest Community Hospital; Dollar Tree
Savoy Plaza	Savoy, IL	100%	Champaign-Urbana, IL	1999 / 2007	140,624	97.9%	1,737	12.35	Schnucks	Goodwill; Friar Tuck Beverages
Shorewood Crossing	Shorewood, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2005	173,981	96.2%	2,466	14.17	Mariano's	Marshalls; Staples; Petco; Party City
The Shoppes at Windmill Place	Batavia, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1991 / 1997	122,176	91.2%	1,637	13.40	Jewel-Osco	N/A
The Shops of Uptown	Park Ridge, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2006	70,402	74.8%	1,626	23.10	Trader Joe's	N/A
Dyer Town Center	Dyer, IN	100%	Chicago-Naperville-Elgin, IL-IN-WI	2004 / 2005	102,415	100.0%	1,856	18.12	Jewel-Osco	N/A
Lafayette Square	Lafayette, IN	100%	Lafayette-West Lafayette, IN	1963 / 2001	250,314	82.5%	1,307	5.22	N/A	Rural King Supply; Big Lots
Riverplace Centre	Noblesville, IN	100%	Indianapolis-Carmel-Anderson, IN	1992	74,189	100.0%	733	9.88	Kroger	N/A
The Village Shopping Center	Mooresville, IN	100%	Indianapolis-Carmel-Anderson, IN	1965 / 1997	155,502	100.0%	885	5.69	Kroger	Black Friday - The Shopping Network; Mooresville Discount Mattress Outlet & More; Family Dollar; Player's Performance Factory
Town & Country Shopping Center	Noblesville, IN	100%	Indianapolis-Carmel-Anderson, IN	1998	249,833	100.0%	1,957	7.83	Walmart	Staples; Dollar Tree
Falcon Valley	Lenexa, KS	100%	Kansas City, MO-KS	2008 / 2009	76,784	100.0%	1,047	13.64	Price Chopper	N/A
Quivira Crossings	Overland Park, KS	100%	Kansas City, MO-KS	1997	123,198	96.3%	1,469	11.92	Price Chopper	N/A
Wyandotte Plaza	Kansas City, KS	100%	Kansas City, MO-KS	1961 / 2015	176,392	96.1%	1,860	10.54	Price Chopper	Marshalls; PetSmart; Dollar Tree

Phillips Edison & Company	50

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Central Station	Louisville, KY	100%	Louisville/Jefferson County, KY-IN	2005 / 2007	152,463	98.3%	$1,494	$9.80	Kroger	Planet Fitness
Meadowthorpe Manor Shoppes	Lexington, KY	100%	Lexington-Fayette, KY	1989 / 2008	114,801	100.0%	1,036	9.02	Kroger	N/A
Town Fair Center	Louisville, KY	100%	Louisville/Jefferson County, KY-IN	1988 / 1994	234,291	95.8%	2,385	10.18	N/A	Malibu Jack's; Staples; Michaels; Petco; Tuesday Morning
Atlantic Plaza	North Reading, MA	100%	Boston-Cambridge-Newton, MA-NH	1959 / 1973	126,384	98.8%	2,295	18.16	Stop & Shop	Cowabungas; One Stop Liquors
Carriagetown Marketplace	Amesbury, MA	100%	Boston-Cambridge-Newton, MA-NH	2000	96,472	94.4%	1,654	17.14	Stop & Shop	N/A
Cushing Plaza	Cohasset, MA	14%	Boston-Cambridge-Newton, MA-NH	1997	71,210	100.0%	1,273	17.88	Shaw's Supermarket	Walgreens
Five Town Plaza	Springfield, MA	100%	Springfield, MA	1970 / 2013	327,303	97.3%	4,013	12.26	Big Y	Burlington Coat Factory; Big Lots; Best Fitness
Northwoods Crossing	Taunton, MA	100%	Providence-Warwick, RI-MA	2003 / 2010	156,478	100.0%	2,001	12.79	BJ's Wholesale Club	Tractor Supply; Dollar Tree
Shaw's Plaza Easton	Easton, MA	100%	Providence-Warwick, RI-MA	1984 / 2004	104,923	100.0%	1,359	12.95	Shaw's Supermarket	Walgreens
Shaw's Plaza Hanover	Hanover, MA	100%	Boston-Cambridge-Newton, MA-NH	1994 / 2000	57,181	100.0%	832	14.55	Shaw's Supermarket	N/A
Shaw's Plaza Raynham	Raynham, MA	100%	Providence-Warwick, RI-MA	1965 / 1998	175,843	98.6%	2,540	14.44	Shaw's Supermarket	Marshalls; JOANN; PetSmart; CVS
Sudbury Crossing	Sudbury, MA	100%	Boston-Cambridge-Newton, MA-NH	1984	89,952	91.7%	984	10.94	Sudbury Farms (shadow)	T.J.Maxx; The Goddard School
Burwood Village Center	Glen Burnie, MD	100%	Baltimore-Columbia-Towson, MD	1971	105,834	100.0%	1,838	17.37	Food Lion	Dollar General; CVS
Collington Plaza	Bowie, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	1996	121,955	100.0%	2,583	21.18	Giant	N/A
LaPlata Plaza	La Plata, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2007	123,560	97.6%	2,534	20.51	Safeway	Petco
Rosewick Crossing	La Plata, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2008	115,972	96.8%	2,335	20.13	Giant	N/A
Bear Creek Plaza	Petoskey, MI	100%	N/A	1998 / 2009	311,920	100.0%	2,077	6.66	Walmart	Marshalls; OfficeMax; HomeGoods; JOANN; Goodwill

Phillips Edison & Company	51

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Cherry Hill Marketplace	Westland, MI	100%	Detroit-Warren-Dearborn, MI	1992 / 2000	120,568	97.1%	$1,433	$11.89	Kroger	Ace Hardware; CVS
Livonia Plaza	Livonia, MI	100%	Detroit-Warren-Dearborn, MI	1988	137,205	100.0%	1,685	12.28	Kroger	T.J.Maxx
Milan Plaza	Milan, MI	100%	Ann Arbor, MI	1960 / 1975	61,357	100.0%	364	5.93	Kroger	Ace Hardware
Orchard Square	Washington Township, MI	100%	Detroit-Warren-Dearborn, MI	1999	92,450	98.7%	1,224	13.24	Kroger	N/A
12 West Marketplace	Litchfield, MN	100%	N/A	1989	82,911	100.0%	360	4.34	Family Fare	Running's Farm and Fleet
Albertville Crossing	Albertville, MN	14%	Minneapolis-St. Paul-Bloomington, MN-WI	2002	99,013	98.4%	1,297	13.10	Coborn's	N/A
Cahill Plaza	Inver Grove Heights, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1995	69,000	97.0%	677	9.81	Cub Foods	N/A
Crossroads of Shakopee	Shakopee, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1998	140,949	98.2%	2,050	14.54	Cub Foods	N/A
Hastings Marketplace	Hastings, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2002	97,535	100.0%	1,274	13.06	Cub Foods	N/A
New Prague Commons	New Prague, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2008	68,615	100.0%	1,060	15.45	Coborn's	N/A
Normandale Village	Bloomington, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1973	140,400	96.9%	1,789	12.74	Lunds & Byerlys	Ace Hardware
Northstar Marketplace	Ramsey, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2004	96,356	98.9%	1,501	15.58	Coborn's	N/A
Savage Town Square	Savage, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2003	87,181	100.0%	1,274	14.61	Cub Foods	N/A
Waterford Park Plaza	Plymouth, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1989	127,572	100.0%	1,611	12.63	Cub Foods	Tuesday Morning
West Village Center	Chanhassen, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1994	142,614	96.1%	2,141	15.01	Lunds & Byerlys	OfficeMax
South Oaks Plaza	St. Louis, MO	100%	St. Louis, MO-IL	1969 / 1987	112,300	100.0%	975	8.68	N/A	Kloss Furniture; Michaels; Walgreens
Southfield Center	St. Louis, MO	100%	St. Louis, MO-IL	1987	109,397	97.3%	1,646	15.05	Schnucks	N/A
Chapel Hill North Center	Chapel Hill, NC	100%	Durham-Chapel Hill, NC	1998	96,290	93.7%	1,381	14.34	Harris Teeter	N/A
Crossroads Plaza	Asheboro, NC	100%	Greensboro-High Point, NC	1984	51,440	100.0%	383	7.45	Food Lion	N/A
Cureton Town Center	Waxhaw, NC	100%	Charlotte-Concord-Gastonia, NC-SC	2006	95,577	100.0%	1,909	19.97	Harris Teeter	N/A

Phillips Edison & Company	52

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Edgecombe Square	Tarboro, NC	100%	Rocky Mount, NC	1990	81,070	89.6%	$347	$4.28	Food Lion	Farmers Home Furniture
Harrison Pointe	Cary, NC	14%	Raleigh-Cary, NC	2002	137,847	97.4%	1,968	14.28	Harris Teeter	Staples
Lumina Commons	Wilmington, NC	100%	Wilmington, NC	1974 / 2007	80,772	97.2%	1,204	14.91	Harris Teeter	N/A
Northside Plaza	Clinton, NC	100%	N/A	1982	79,865	85.9%	541	6.77	Food Lion	Farmers Home Furniture
The Shoppes at Ardrey Kell	Charlotte, NC	14%	Charlotte-Concord-Gastonia, NC-SC	2008	82,119	100.0%	1,357	16.52	Harris Teeter	N/A
Tramway Crossing	Sanford, NC	100%	Sanford, NC	1996	62,382	100.0%	715	11.46	Food Lion	N/A
Windsor Center	Dallas, NC	100%	Charlotte-Concord-Gastonia, NC-SC	1974 / 1996	80,540	100.0%	706	8.77	N/A	Southern States Cooperative; Route 74 Fitness; CVS
Plaza 23	Pompton Plains, NJ	100%	New York-Newark-Jersey City, NY-NJ-PA	1963 / 1997	163,545	100.0%	4,101	25.08	Super Stop & Shop	T.J.Maxx; HomeGoods
Coronado Center	Santa Fe, NM	100%	Santa Fe, NM	1964	116,005	87.9%	1,708	14.72	Trader Joe's	New Mexico Bike N Sport; Party City; Dollar Tree
Pavilions at San Mateo	Albuquerque, NM	100%	Albuquerque, NM	1997	148,749	94.6%	2,286	15.37	Walmart Neighborhood Market	Shoe Show; Old Navy; Boofys Best for Pets; Dollar Tree
Plaza Farmington	Farmington, NM	100%	Farmington, NM	2004	139,063	100.0%	1,416	10.18	Safeway	T.J.Maxx; Best Buy; Petco
Green Valley Plaza	Henderson, NV	100%	Las Vegas-Henderson-Paradise, NV	1978 / 1982	89,332	100.0%	1,841	20.61	Trader Joe's	Dollar Tree; Big 5 Sporting Goods
Rainbow Plaza	Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	1989 / 2019	144,845	97.0%	2,256	15.58	Albertsons	Home Depot (shadow); Ross Dress for Less
Southwest Marketplace	Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	2008	127,852	100.0%	2,643	20.67	Smith's	N/A
Sprouts Plaza	Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	1995 / 2019	112,581	91.6%	1,839	16.33	Sprouts Farmers Market	Home Depot (shadow); Goodwill; Advance Auto Parts
University Plaza	Amherst, NY	100%	Buffalo-Cheektowaga, NY	1980 / 1999	163,388	96.5%	1,713	10.48	Tops Markets	Amherst Theatre; DaVita Dialysis; NAPA Auto Parts
Beavercreek Towne Center	Beavercreek, OH	100%	Dayton-Kettering, OH	1994	360,707	97.5%	3,456	9.58	Fresh Thyme	Lowe's; Kohl's; T.J.Maxx; Ashley Furniture HomeStore; JOANN; Shoe Carnival
East Side Square	Springfield, OH	100%	Springfield, OH	2007	8,400	100.0%	151	17.98	Walmart (shadow)	N/A
Fairfield Crossing	Beavercreek, OH	100%	Dayton-Kettering, OH	1994	71,170	100.0%	1,370	19.25	Walmart (shadow)	Office Depot; Pet Supplies Plus

Phillips Edison & Company	53

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Fairlawn Town Centre	Fairlawn, OH	100%	Akron, OH	1962 / 1996	338,857	96.3%	$4,306	$12.71	Giant Eagle; Marc's	U.S. Post Office; Ashley Furniture HomeStore; HomeGoods; Lucky Shoes; Chuck E. Cheese; Pet Supplies Plus
Flag City Station	Findlay, OH	100%	Findlay, OH	1992	250,449	100.0%	1,454	5.81	Walmart	T.J.Maxx; PetSmart
Forest Park Square	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1988	92,824	98.1%	967	10.42	Kroger	N/A
Georgesville Square	Columbus, OH	14%	Columbus, OH	1996	270,045	98.9%	2,351	8.71	Kroger	Lowe's
Glenwood Crossing	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1999	101,021	100.0%	732	7.25	Kroger	Dollar Tree
Goshen Station	Goshen, OH	100%	Cincinnati, OH-KY-IN	1973 / 2003	53,802	100.0%	576	10.71	Kroger	N/A
Hartville Centre	Hartville, OH	100%	Canton-Massillon, OH	1988 / 2008	106,051	96.3%	1,194	11.26	Giant Eagle	N/A
Harvest Plaza	Akron, OH	100%	Akron, OH	1974 / 2000	75,866	100.0%	745	9.82	Giant Eagle	N/A
Lakewood City Center	Lakewood, OH	100%	Cleveland-Elyria, OH	1991	67,280	100.0%	1,144	17.00	Marc's	Pet Supplies Plus
Monfort Heights	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1987	54,920	100.0%	478	8.70	Kroger	N/A
Sheffield Crossing	Sheffield Village, OH	100%	Cleveland-Elyria, OH	1989	113,688	93.9%	1,442	12.68	Giant Eagle	N/A
Shoregate Town Center	Willowick, OH	100%	Cleveland-Elyria, OH	1958 / 2005	268,151	84.0%	1,893	7.06	Giant Eagle; Marc's	Planet Fitness; Ace Hardware; Dollar General; Pet Supplies Plus
Sidney Towne Center	Sidney, OH	100%	Sidney, OH	1981 / 2007	114,776	100.0%	527	4.59	Kroger	N/A
Snow View Plaza	Parma, OH	100%	Cleveland-Elyria, OH	1981	100,460	92.9%	1,201	11.96	Giant Eagle	Kumo Japanese
Southgate Center	Heath, OH	100%	Columbus, OH	1960 / 1997	209,280	97.9%	1,942	9.28	Giant Eagle	Licking County Humane Society; Dunham's Sports; Petco
Sulphur Grove	Huber Heights, OH	100%	Dayton-Kettering, OH	2004	20,530	100.0%	291	14.17	Walmart (shadow)	N/A
Town & Country Center	Hamilton, OH	100%	Cincinnati, OH-KY-IN	1950	79,896	100.0%	567	7.10	N/A	Bargain Hunt; Variety Surplus; AutoZone
Trader Joe's Center	Dublin, OH	100%	Columbus, OH	1986	75,661	88.6%	1,106	14.62	Trader Joe's	N/A
East Burnside Plaza	Portland, OR	100%	Portland-Vancouver-Hillsboro, OR-WA	1955 / 1999	38,363	100.0%	755	19.68	Quality Food Centers	N/A
Highland Fair	Gresham, OR	100%	Portland-Vancouver-Hillsboro, OR-WA	1984 / 1999	72,195	99.2%	981	13.59	Safeway	N/A

Phillips Edison & Company	54

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Hilfiker Shopping Center	Salem, OR	100%	Salem, OR	1984 / 2011	38,558	100.0%	$729	$18.91	Trader Joe's	Petco
Sunset Shopping Center	Corvallis, OR	100%	Corvallis, OR	1998	164,796	99.2%	2,312	14.03	Safeway	BI-MART; The Car Pool Car Wash
Edgewood Towne Center	Edgewood, PA	100%	Pittsburgh, PA	1990	342,610	94.4%	4,050	11.82	Giant Eagle	Giant Eagle; Planet Fitness; Aaron's; BioLife Plasma Services; Citi Trends
Fairview Plaza	New Cumberland, PA	100%	York-Hanover, PA	1992 / 1999	71,979	97.8%	932	12.95	Giant	N/A
Northtowne Square	Gibsonia, PA	14%	Pittsburgh, PA	1993	113,372	100.0%	1,043	9.20	Giant Eagle	N/A
Palmer Town Center	Easton, PA	100%	Allentown-Bethlehem-Easton, PA-NJ	2005	153,085	96.0%	2,554	16.68	Giant	Marshalls
Townfair Center	Indiana, PA	100%	Indiana, PA	1995 / 2010	218,610	100.0%	2,101	9.61	Giant Eagle	Lowe's; Michaels
Yorktown Centre	Millcreek Township, PA	100%	Erie, PA	1989 / 2013	201,409	98.5%	2,063	10.24	Giant Eagle	Saint Vincent Hospital; A Bridge to Independence
Barnwell Plaza	Barnwell, SC	100%	N/A	1985	73,612	3.8%	23	0.31	N/A	N/A
Centerpoint	Easley, SC	100%	Greenville-Anderson, SC	2002	72,287	100.0%	895	12.38	Publix	N/A
Hampton Village	Taylors, SC	100%	Greenville-Anderson, SC	1959 / 1998	133,688	98.9%	1,686	12.61	Publix	Burkes Outlet
Murray Landing	Columbia, SC	100%	Columbia, SC	2003	68,798	100.0%	1,028	14.94	Publix	N/A
North Pointe Plaza	North Charleston, SC	100%	Charleston-North Charleston, SC	1996	373,520	93.2%	2,301	6.16	Walmart	Rooms To Go Kids; Dollar Tree; Atlantic Bedding & Furniture; Petco; City Gear
Palmetto Pavilion	North Charleston, SC	100%	Charleston-North Charleston, SC	2003	66,428	100.0%	984	14.81	Publix	N/A
Stockbridge Commons	Fort Mill, SC	14%	Charlotte-Concord-Gastonia, NC-SC	2003 / 2012	99,473	100.0%	1,671	16.80	Harris Teeter	N/A
Summerville Galleria	Summerville, SC	100%	Charleston-North Charleston, SC	1989 / 2003	106,390	100.0%	1,362	12.80	Food Lion	N/A
The Fresh Market Commons	Pawleys Island, SC	100%	Georgetown, SC	2011	32,325	100.0%	653	20.20	The Fresh Market	N/A
Hamilton Village	Chattanooga, TN	100%	Chattanooga, TN-GA	1989	429,325	100.0%	3,257	7.59	Walmart; ALDI	Urban Air Adventure Park; Gabe's; Big Lots; JOANN; Boot Barn
Hickory Plaza	Nashville, TN	100%	Nashville-Davidson--Murfreesboro--Franklin, TN	1974 / 1986	72,136	100.0%	840	11.64	Kroger	N/A

Phillips Edison & Company	55

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Lynnwood Place	Jackson, TN	100%	Jackson, TN	1986 / 2013	96,666	98.3%	$842	$8.71	Kroger	Fitness 1440
Willowbrook Commons	Nashville, TN	100%	Nashville-Davidson--Murfreesboro--Franklin, TN	2005	93,600	100.0%	931	9.95	Kroger	N/A
Cinco Ranch at Market Center	Katy, TX	100%	Houston-The Woodlands-Sugar Land, TX	2007 / 2008	97,762	100.0%	1,820	18.62	Super Target (shadow)	HomeGoods; Michaels; OfficeMax
Commerce Square	Brownwood, TX	100%	Brownwood, TX	1969 / 2007	160,441	70.7%	980	6.11	ALDI	Burkes Outlet; Harbor Freight Tools
Coppell Market Center	Coppell, TX	100%	Dallas-Fort Worth-Arlington, TX	2008	90,225	100.0%	1,490	16.51	Market Street United	N/A
Hickory Creek Plaza	Denton, TX	100%	Dallas-Fort Worth-Arlington, TX	2007	36,732	100.0%	994	27.06	Kroger (shadow)	N/A
Kirkwood Market Place	Houston, TX	100%	Houston-The Woodlands-Sugar Land, TX	1979 / 2008	80,220	100.0%	1,523	18.99	Sprouts Farmers Market	N/A
Kleinwood Center	Spring, TX	100%	Houston-The Woodlands-Sugar Land, TX	2003	152,900	98.2%	3,037	19.86	H-E-B	N/A
Mansfield Market Center	Mansfield, TX	100%	Dallas-Fort Worth-Arlington, TX	2015	55,400	100.0%	1,374	24.80	Sprouts Farmers Market	N/A
Mayfair Village	Hurst, TX	100%	Dallas-Fort Worth-Arlington, TX	1981 / 2004	230,234	95.7%	2,513	10.91	Tom Thumb	Ollie's Bargain Outlet; Burkes Outlet; Planet Fitness
McKinney Market Street	Mckinney, TX	100%	Dallas-Fort Worth-Arlington, TX	2003	96,830	100.0%	2,016	20.82	Market Street United	N/A
Murphy Marketplace	Murphy, TX	100%	Dallas-Fort Worth-Arlington, TX	2008 / 2015	224,413	97.5%	4,835	21.55	Sprouts Farmers Market	24 Hour Fitness; Michaels
Northpark Village	Lubbock, TX	100%	Lubbock, TX	1990	70,479	100.0%	755	10.71	United Supermarkets	N/A
Plano Market Street	Plano, TX	100%	Dallas-Fort Worth-Arlington, TX	2009	166,978	90.1%	3,278	19.63	Market Street United	Toni & Guy Academy
Seville Commons	Arlington, TX	100%	Dallas-Fort Worth-Arlington, TX	1987	112,421	100.0%	1,567	13.94	Walmart Neighborhood Market	N/A
Spring Cypress Village	Houston, TX	100%	Houston-The Woodlands-Sugar Land, TX	1982 / 2007	102,758	91.9%	1,733	16.86	Sprouts Farmers Market	Spec's Liquor; Lumiere Nail Studios & Salon Park
Stone Gate Plaza	Crowley, TX	100%	Dallas-Fort Worth-Arlington, TX	2003	90,675	100.0%	1,068	11.78	Kroger	N/A
Suntree Square	Southlake, TX	100%	Dallas-Fort Worth-Arlington, TX	2000	99,269	97.1%	1,468	14.79	Tom Thumb	N/A
Towne Crossing Shopping Center	Mesquite, TX	100%	Dallas-Fort Worth-Arlington, TX	1984	165,419	97.3%	1,766	10.68	Kroger	Factory 2 U; Citi Trends; Kids Empire; CSL Plasma
Hillside - West	Hillside, UT	100%	N/A	2006	14,550	100.0%	451	31.00	N/A	Walgreens

Phillips Edison & Company	56

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Ashburn Farm Market Center	Ashburn, VA	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2000	91,905	93.1%	$2,578	$28.05	Giant	N/A
Birdneck Shopping Center	Virginia Beach, VA	100%	Virginia Beach-Norfolk-Newport News, VA-NC	1987	65,554	100.0%	608	9.27	Food Lion	N/A
Courthouse Marketplace	Virginia Beach, VA	100%	Virginia Beach-Norfolk-Newport News, VA-NC	2005	106,863	100.0%	1,823	17.06	Harris Teeter	N/A
Dunlop Village	Colonial Heights, VA	100%	Richmond, VA	1987	77,315	97.8%	708	9.16	Food Lion	Ace Hardware
Lakeside Plaza	Salem, VA	100%	Roanoke, VA	1988	82,894	96.5%	923	11.13	Kroger	NAPA Auto Parts
Nordan Shopping Center	Danville, VA	100%	Danville, VA	1961 / 2002	135,358	97.8%	944	6.97	Walmart Neighborhood Market	Big Lots; It's Fashion Metro; One Stop; Dept. of Social Services
Statler Square	Staunton, VA	100%	Staunton, VA	1989	134,660	93.8%	1,172	8.70	Kroger	Staples; Petco
Staunton Plaza	Staunton, VA	100%	Staunton, VA	2006	80,266	100.0%	1,444	17.99	Martin's	N/A
Stonewall Plaza	Winchester, VA	100%	Winchester, VA-WV	2007	118,584	89.6%	2,272	19.16	Martin's	Dollar Tree
Village at Waterford	Midlothian, VA	100%	Richmond, VA	1991	78,611	95.9%	690	8.78	Food Lion	N/A
Waynesboro Plaza	Waynesboro, VA	100%	Staunton, VA	2005	76,534	98.4%	1,322	17.27	Martin's	N/A
Winchester Gateway	Winchester, VA	100%	Winchester, VA-WV	2006	163,585	96.9%	2,995	18.31	Martin's	East Coast Gymnastics and Cheer
Claremont Village	Everett, WA	100%	Seattle-Tacoma-Bellevue, WA	1994 / 2012	86,497	100.0%	1,475	17.05	Quality Food Centers	Ace Hardware
The Orchards	Yakima, WA	100%	Yakima, WA	2002	86,407	100.0%	1,281	14.83	Rosauers Supermarkets	N/A
Fairacres Shopping Center	Oshkosh, WI	100%	Oshkosh-Neenah, WI	1992 / 2013	85,523	100.0%	972	11.37	Pick 'n Save	O-Town Iron
Franklin Centre	Franklin, WI	100%	Milwaukee-Waukesha, WI	1994 / 2009	120,068	100.0%	1,099	9.15	Pick 'n Save	Galleria Furniture
Glenwood Crossings	Kenosha, WI	100%	Chicago-Naperville-Elgin, IL-IN-WI	1992	87,115	100.0%	1,103	12.66	Pick 'n Save	Dollar Tree
Greentree Centre	Racine, WI	100%	Racine, WI	1989 / 1994	82,141	98.1%	1,126	13.71	Pick 'n Save	N/A
Kohl's Onalaska	Onalaska, WI	100%	La Crosse-Onalaska, WI-MN	1992 / 1993	86,432	100.0%	581	6.72	N/A	Kohl's
Market Place at Pabst Farms	Oconomowoc, WI	100%	Milwaukee-Waukesha, WI	2005	109,438	97.7%	1,940	17.73	Metro Market	N/A
Point Loomis	Milwaukee, WI	100%	Milwaukee-Waukesha, WI	1965 / 1991	160,533	100.0%	721	4.49	Pick 'n Save	Kohl's

Phillips Edison & Company	57

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint ventures have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Village Center	Racine, WI	100%	Racine, WI	2002 / 2003	240,847	100.0%	$2,735	$11.36	Festival Foods	Kohl's; Ulta
Village Square of Delafield	Delafield, WI	100%	Milwaukee-Waukesha, WI	2007	81,639	98.5%	1,256	15.38	Pick 'n Save	N/A
Total					33,017,297	96.4%	$437,065	$13.74
(1)Property represents an undeveloped parcel of land.

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Components of Net Asset Value Unaudited, dollars and shares in thousands

	Three Months Ended December 31, 2021	Supplement Page		As of December 31, 2021	Supplement Page

NOI FOR REAL ESTATE INVESTMENTS(1)	$88,485	20	OTHER ASSETS
			Cash and cash equivalents	$92,585	13
ADJUSTMENTS TO NOI			Restricted cash	22,944	13
NOI adjustments for Q4 acquisitions/dispositions(2)	1,533		Accounts receivable, net	36,762	22
			Prepaid expenses and other assets	12,366	22
Quarterly impact of ABR from leases signed but not yet paying rent as of December 31, 2021	1,179		Investment in third parties	3,000	22
			Investment in marketable securities	5,551	22
Pro rata NOI from Joint Ventures	1,151	21	Total value of other assets	$173,208

INVESTMENT MANAGEMENT BUSINESS			LIABILITIES
Fees and management income(3)	$3,240	14	Debt obligations	$1,914,082	28
Property operating expenses related to fees and management income	1,244	20	Earn-out liability	52,436	13
			Derivative liability	24,096	13
Share of joint venture income (loss) recorded in Other Income (Expense)	948	23	Accounts payable and other liabilities	97,229	22
			Total value of liabilities	$2,087,843

			EQUITY
			Common shares and OP units outstanding(4)	126,604	27

			JOINT VENTURES
			Pro rata share of debt	$27,421	29

			DEVELOPMENT AND REDEVELOPMENT
			Costs incurred to date	$23,293	25
			Estimated remaining costs to be incurred	22,099	25
			Underwritten incremental unlevered yield	10%-12%	25

(1)Represents total operating revenues, adjusted to exclude non-cash revenue items and lease buyout income, less property operating expenses and real estate taxes for all real estate properties.
(2)Removes NOI related to disposed properties and adjusts NOI for acquired properties to represent a full period.
(3)Includes $675 related to a non-recurring promote earned in the NRP joint venture.
(4)Excludes 1.6 million OP units issued on January 11, 2022 to settle the earn-out liability.

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Glossary of Terms

Term	Definition
Anchor space	A space greater than or equal to 10,000 square feet of gross leasable area (GLA).

Annualized base rent (ABR)	Refers to the monthly contractual base rent as of the end of the applicable reporting period multiplied by 12 months.

ABR Per Square Foot (PSF)	ABR divided by leased GLA. Increases in ABR PSF can be an indication of our ability to create rental rate growth in our centers, as well as an indication of demand for our spaces, which generally provides us with greater leverage during lease negotiations.

Comparable lease	Refers to a lease with consistent terms that is executed for substantially the same space that has been vacant less than twelve months.

Comparable rent spread
Calculated as the percentage increase or decrease in first-year ABR (excluding any free rent or escalations) on new, renewal, and option leases where the lease was considered a comparable lease. This metric provides an indication of our ability to generate revenue growth through leasing activity.

Cost of executing new leases	Refers to certain costs associated with new leasing, namely, tenant improvement costs and tenant concessions.

EBITDAre, and Adjusted EBITDAre (collectively, “EBITDA metrics”)(1)
Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) gains or losses from disposition of depreciable property, and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
To arrive at Adjusted EBITDAre, we exclude certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i) changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) amortization of basis differences in our investments in our unconsolidated joint ventures; (iv) transaction and acquisition expenses; and (v) realized performance income.
We use EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow us to compare earnings independent of capital structure and evaluate debt leverage and fixed cost coverage.

Equity market capitalization	The total dollar value of all outstanding shares using the closing price for the applicable date.

Grocer health ratio	Amount of annual rent and expense recoveries paid by the Neighbor as a percentage of gross sales. Low grocer health ratios provide us with the knowledge to manage our rents effectively while seeking to ensure the financial stability of our grocery anchors.

Gross leasable area (GLA)	The total occupied and unoccupied square footage of a building that is available for Neighbors or other retailers to lease.

Inline space	A space containing less than 10,000 square feet of GLA.

Leased occupancy
Calculated as the percentage of total GLA for which a lease has been signed regardless of whether the lease has commenced or the Neighbor has taken possession. High occupancy is an indicator of demand for our spaces, which generally provides us with greater leverage during lease negotiations.

Nareit	National Association of Real Estate Investment Trusts.

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Glossary of Terms
Nareit Funds from operations (FFO), Core FFO, and Adjusted FFO(1)
Nareit defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures; and (iv) adjustments for unconsolidated partnerships and joint ventures, calculated to reflect FFO on the same basis. We believe FFO provides insight into our operating performance as it excludes certain items that are not indicative of such performance.
Core FFO is calculated as Nareit FFO attributable to stockholders and OP unit holders adjusted to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) amortization of unconsolidated joint venture basis differences; (iv) gains or losses on the extinguishment or modification of debt and other; (v) other impairment charges; (vi) transaction and acquisition expenses; and (vii) realized performance income. Core FFO provides further insight into the sustainability of our operating performance and provides an additional measure to compare our performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss).
Adjusted FFO is calculated as Core FFO adjusted to exclude: (i) straight-line rent and non-cash adjustments, such as amortization of market lease adjustments, debt discounts, deferred financing costs, and market debt adjustments; (ii) recurring capital expenditures, tenant improvement costs, and leasing commissions; (iii) non-cash share-based compensation expenses; and (iv) our prorated share of the aforementioned adjustments for our unconsolidated joint ventures. Adjusted FFO provides further insight into our portfolio performance by focusing on the revenues and expenditures directly involved in our operations and the management of our entire real estate portfolio. Recurring property-related capital expenditures are costs to maintain properties and their common areas, including new roofs, paving of parking lots, and other general upkeep items, and recurring corporate capital expenditures are primarily costs for computer software and equipment.

Neighbor	In reference to one of our tenants.

Net debt	Total debt, excluding discounts, market adjustments, and deferred financing expenses, less cash and cash equivalents.

Net debt to adjusted EBITDAre(1)
Calculated by dividing net debt by Adjusted EBITDAre (included on an annualized basis within the calculation). It provides insight into our leverage rate based on earnings and is not impacted by fluctuations in our equity price.

Net debt to total enterprise value(1)	Ratio is calculated by dividing net debt by total enterprise value. It provides insight into our capital structure and usage of debt.

Net operating income (NOI)(1)
Calculated as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. NOI provides insight about our financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss).

Portfolio retention rate
Calculated by dividing (i) total square feet of retained Neighbors with current period lease expirations by (ii) the total square feet of leases expiring during the period. The portfolio retention rate provides insight into our ability to retain Neighbors at our shopping centers as their leases approach expiration. Generally, the costs to retain an existing Neighbor are lower than costs to replace with a new Neighbor.

Recovery rate
Calculated by dividing (i) total recovery income by (ii) total recoverable expenses during the period. A high recovery rate is an indicator of our ability to recover certain property operating expenses and capital costs from our Neighbors.

Redevelopment
Larger scale projects that typically involve substantial demolition of a portion of the shopping center to accommodate new retailers. These projects typically are accompanied with new construction and site infrastructure costs.

Same-Center	Refers to a property, or portfolio of properties, that has been owned and operational for the entirety of each reporting period (i.e., since January 1, 2020).

Total enterprise value	Net debt plus equity market capitalization on a fully diluted basis.

Phillips Edison and Company	61

Glossary of Terms
Underwritten incremental unlevered yield	Reflects the yield we target to generate from a project upon expected stabilization and is calculated as the estimated incremental NOI for a project at stabilization divided by its estimated net project investment. The estimated incremental NOI is the difference between the estimated annualized NOI we target to generate by project upon stabilization and the estimated annualized NOI without the planned improvements. Underwritten incremental yield does not include peripheral impacts, such as lease rollover risk or the impact on the long term value of the property upon sale or disposition. Actual incremental yields may vary from our underwritten incremental yield range based on the actual total cost to complete a project and its actual incremental NOI at stabilization.
(1)Supplemental, non-GAAP performance measures. See the "Financial Summary" section above for more information on the limitations of non-GAAP performance measures.

Phillips Edison and Company	62

Investor Information

ANALYST COVERAGE
Bank of America Merrill Lynch	Craig Schmidt	craig.schmidt@bofa.com
Bank of Montreal	Juan Sanabria	Juan.sanabria@bmo.com
Goldman Sachs	Caitlin Burrows	caitlin.burrows@gs.com
GreenStreet	Vince Tibone	vtibone@greenstreet.com
	Paulina Rojas-Schmidt	projasschmidt@greenstreet.com
JPMorgan	Michael Mueller	michael.w.mueller@jpmorgan.com
KeyBanc	Todd Thomas	tthomas@key.com
	Jordan Sadler	jsadler@key.com
Mizuho Securities USA	Haendel St. Juste	Haendel.St.Juste@mizuhogroup.com
Morgan Stanley	Richard Hill	Richard.Hill1@morganstanley.com
Wells Fargo Securities, LLC	Tamara Fique	Tamara.Fique@wellsfargo.com
Wolfe Research	Andrew Rosivach	ARosivach@wolferesearch.com

CONTACT INFORMATION

Investor Relations
Michael Koehler
(513) 338-2743
InvestorRelations@phillipsedison.com

Phillips Edison & Company	63